Exhibit 10.36

LEASE AGREEMENT BETWEEN

BDDC, INC.,
AS LANDLORD, AND

BLUCORA, INC.,
AS TENANT

DATED MAY 10, 2019

PROJECT: CYPRESS WATERS
DALLAS, TEXAS

Billingsley Office Lease Form - 2018v2

BASIC LEASE INFORMATION

Lease Date:	As listed on the cover page
Landlord:	As listed on the cover page
Tenant:	As listed on the cover page
Premises:
Suite No. 100, 400, and 500, containing initially 149,637 rentable square feet (the "Premises"), consisting of (a) the following "Initial Premises": 21,317 on the first floor of the Building (defined below), all 52,006 rentable square feet on the fourth floor of the Building, and all 51,314 rentable square feet on the fifth floor of the Building; and (b) the following "Must-Take Space": the remaining 25,000 rentable square feet on the first floor of the Building, all in the office building whose street address is 3200 Olympus Boulevard, Dallas, Texas 75019 (the "Building"). The Premises are outlined on the plan attached to the Lease as Exhibit A, which also identifies the Must-Take Space portion of the first floor of the Building. The land on which the Building is located (the "Land") is described on Exhibit B. The term "Project" shall collectively refer to the Building, the Land and the driveways, parking facilities, and similar improvements and easements associated with the foregoing or the operation thereof, in each case to the extent located on the Land.

Term:
156 full calendar months, plus any partial month from the Commencement Date to the end of the month in which the Commencement Date falls, starting on the Commencement Date and ending at 11:59 p.m. local time on the last day of the 156th full calendar month following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.

Commencement Date:
The later of (a) July 1, 2020, and (b) the date that is 180 days after the date on which Landlord tenders possession of the Premises to Tenant, as extended on a day-for-day basis for any Landlord Delay Days (defined in Exhibit D).

Estimated Delivery Date:	January 1, 2020
Basic Rent:	Subject to the abatement of Basic Rent set forth in Exhibit X, Basic Rent shall be the following amounts for the following periods of time:
	Lease Month	Annual Basic Rent Rate Per Rentable Square Foot	Monthly Basic Rent
	1–24	$22.75*	$283,686.81*
	25–36	$23.25	$289,921.69
	37–48	$23.75	$296,156.56
	49–60	$24.25	$302,391.44
	61–72	$24.75	$308,626.31
	73–84	$25.25	$314,861.19
	85–96	$25.75	$321,096.06
	97–108	$26.25	$327,330.94
	109–120	$26.75	$333,565.81
	121–132	$27.25	$339,800.69
	133–144	$27.75	$346,035.56
	145–156	$28.25	$352,270.44

OFFICE LEASE AGREEMENT (BASIC LEASE INFORMATION)     Page i

As used herein, the term "Lease Month" means each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term and the monthly Basic Rent rate applicable for such partial month).
*As provided in Exhibit X, all Rent (other than Tenant's Proportionate Share of Electrical Costs) is abated (a) during the first 12 full calendar months of the Term for the 124,637 rentable square feet of the Initial Premises, and (b) during the first 18 full calendar months of the Term for the 25,000 rentable square feet of the Must-Take Space.

Security Deposit:	None.
Rent:
Basic Rent, Tenant's Proportionate Share of Electrical Costs, Tenant's share of Additional Rent, and all other sums that Tenant may owe to Landlord or otherwise be required to pay to Landlord under the Lease.

Permitted Use:	General office use, and reasonably supporting uses ancillary thereto, including, but not limited to, training, data center, mail and non-industrial print operations, security, and customer support.
Tenant's Proportionate Share:
59.5288%, which is the percentage obtained by dividing (a) the number of rentable square feet in the Premises as stated above by (b) the 251,369 rentable square feet in the Building. Within 30 days following written request therefor from Tenant to Landlord (with notice must be delivered not later than the 60th day following the Actual Delivery Date), BOKA Powell (“Landlord’s Architect”), at Landlord’s sole cost and expense, shall provide Landlord and Tenant with a written notice (“Landlord's Architect's Certification Notice”) containing its calculations of the rentable square footage of the Building and the Premises using the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-2017, Method B (the "BOMA Method"). Tenant and its architect shall have the right to measure the Premises and Building during the 60-day period following receipt of Landlord’s Architect’s Certification Notice. If Tenant or Tenant's architect disputes the calculations provided in Landlord’s Architect’s Certification Notice, then Tenant shall notify Landlord (such notice, “Tenant's Dispute Notice”) within 60 days after the date of Tenant’s receipt of Landlord's Architect's Certification Notice, provided Tenant may not issue Tenant’s Dispute Notice if Tenant’s architect’s calculation of rentable square footage for the Building and Premises amounts to less than a 1% difference from the calculation contained in Landlord’s Architect’s Certificate Notice. Tenant's Dispute Notice shall include Tenant’s architect’s calculation of the rentable square footage for the Building and Premises; such calculation (i) shall be made at Tenant's sole cost and expense, (ii) may be completed through field verification, and (iii) shall be in accordance with the BOMA Method. If Tenant fails to timely deliver Tenant's Dispute Notice within 60 days after the date of Tenant’s receipt of Landlord's Architect's Certification Notice, then Tenant shall be deemed to have accepted the calculations provided by Landlord's Architect, and thereafter, no further changes shall be made to such calculations without the consent of both Landlord and Tenant. If Tenant timely delivers Tenant's Dispute Notice, then Landlord and Tenant agree to instruct Landlord's architect and Tenant's architect to (A) confer for a period of ten days to attempt to agree upon the number of rentable square feet in the Premises and the Building, and (B) if no such agreement is reached within such ten-day period, then to jointly select an objective, reputable architect in Dallas, Texas who has at least ten years of relevant experience (the “3rd Party Architect”) to remeasure the Premises and Building. The parties agree and acknowledge that an architect from HKS, DLR Staffelbach or Gensler shall qualify as a 3rd Party Architect, so long as, at the time of such selection, such firm remains objective and reputable in Dallas, Texas, in the reasonable estimation of Landlord’s Architect and Tenant’s architect. The 3rd Party Architect shall promptly issue a written certification of the actual rentable square footage of the Premises and Building using the BOMA Method and thereafter the rentable square footage of the Premises and Building identified in the written certification of the 3rd Party Architect shall be final and binding on both parties and the fees of the 3rd Party Architect shall be shared equally by Landlord and Tenant. As part of any such remeasurement process, all architects participating therein shall be informed that the rentable square feet in the Premises and Tenant's Proportionate Share are to be increased by 1% as an agreed-upon premium for the Common Amenities. Upon the final determination of the rentable square footage, then Landlord and Tenant shall execute a further amendment to this Lease stipulating the actual number of rentable square feet in the Premises and Building based upon such measurement.

OFFICE LEASE AGREEMENT (BASIC LEASE INFORMATION)     Page ii

Initial Liability Insurance Amount:	$3,000,000
Tenant's Address:
Prior to Commencement Date:
Blucora, Inc.
6333 State Highway 161
Irving, Texas 75038
Attention: David Pistorius
Telephone: 972-870-6328
Following Commencement Date:
Blucora, Inc.
At the Premises
Attention: David Pistorius
Telephone: 972-870-6328

With a copy to:
Blucora, Inc.
6333 State Highway 161
Irving, Texas 75038
Attention: Ann Bruder, Chief Legal Officer

With a copy to:
Blucora, Inc.
At the Premises
Attention: Ann Bruder, Chief Legal Officer

Landlord's Address:	For all Notices: Billingsley Property Services II, Inc. 1722 Routh Street, Suite 770 Dallas, Texas 75201 Attention: Lease Administration, Office Telephone: 214-270-1000	With a copy to: Billingsley Property Services II, Inc. 1722 Routh Street, Suite 770 Dallas, Texas 75201 Attention: Legal Department Telephone: 214-270-1000

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Basic Lease Information shall control.

OFFICE LEASE AGREEMENT (BASIC LEASE INFORMATION)     Page iii

LEASE
This Lease Agreement (this "Lease") is entered into as of the Lease Date, between Landlord and Tenant (each as defined in the Basic Lease information).
1.Definitions and Basic Provisions. The definitions and basic provisions set forth in the Basic Lease Information (the "Basic Lease Information") attached at the front of this Lease and incorporated herein by reference. Additionally, the following terms shall have the following meanings when used in this Lease: "Affiliate" means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; "Building's Structure" means the Building's exterior walls, roof, elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; "Building's Systems" means the Building's HVAC, life-safety, plumbing, electrical, mechanical systems, and elevator systems (excluding any such systems that exclusively serve the Premises); "including" means including, without limitation; “Business Days” means any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in Dallas, Texas; “Landlord Party” means any partner, member, trustee, shareholder, director, officer, agent, contractor (while engaged on Landlord's behalf), consultant or employee of Landlord; "Laws" means (a) all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and (b) all restrictive covenants affecting this Lease or the Project as of the date hereof; and "Law" means any of the foregoing; "Tenant's Off-Premises Equipment" means any of Tenant's equipment or other property that may be located on or about the Project (other than inside the Premises); and "Tenant Party" means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors (while engaged on their behalf), employees, licensees, guests and invitees (excluding however, guests and invitees when outside the Premises). "Leasing Costs" means all costs incurred and inducements offered by Landlord in leasing the Premises to Tenant (including, without limitation, commissions, tenant improvement allowances, costs incurred to prepare the Premises for Tenant).
2.Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises. Additionally, subject to the terms of this Lease, any Tenant Party shall have the non-exclusive use of all amenities and other common areas of the Project to the extent designated by Landlord from time to time for the common use of all tenants of the Project.
3.Tender of Possession. Landlord and Tenant presently anticipate that possession of the Premises will be tendered to Tenant in the Delivery Condition (as defined in Exhibit D) on or about the Estimated Delivery Date identified in the Basic Lease Information (for the avoidance of doubt, such tender of possession on or about the Estimated Delivery Date shall apply to both the Initial Premises and Must-Take Space). Landlord shall deliver written notice to Tenant specifying the date upon which Landlord shall deliver possession of the Premises to Tenant in such condition, which date shall be no less than five Business Days after delivery of such notice. Landlord may deliver the Premises prior to the Estimated Delivery Date, but shall not do so prior to November 15, 2019 without Tenant’s prior written approval. The Estimated Delivery Date, as extended day-for-day for any days of Force Majeure delay to the Work (not to exceed 60 days extension in the aggregate with respect to all extensions of Force Majeure applicable to Landlord’s delivery of the Premises to Tenant, the “Delivery FM Cap”), is referred to as the "Adjusted Estimated Delivery Date". The date Landlord actually delivers possession of the Premises to Tenant in the Delivery Condition is herein referred to as the "Actual Delivery Date". If the Actual Delivery Date has not occurred on or prior to the date that is 30 days after the Adjusted Estimated Delivery Date, Tenant’s obligation to pay Basic Rent and Additional Rent for the Premises shall be abated an additional (i.e. such abatement shall be credited and applied to the period occurring after expiration of the Abatement Period), one day for each day after the Adjusted Estimated Delivery Date (excluding any days of Force Majeure delay occurring after the Adjusted Estimated Delivery Date, to the extent the Delivery FM Cap has not yet been reached) until the Actual Delivery Date occurs; such abatement shall increase to two-for-one from and after the 31st day after the Adjusted Estimated Delivery Date (again excluding any days of Force Majeure Delay occurring during such period to the extent the Delivery FM Cap has not yet been reached). If the Actual Delivery Date has not occurred on or prior to the date that is 90 days following the Adjusted Estimated Delivery Date, Tenant may terminate this Lease by delivering written notice to Landlord and Landlord’s Mortgagee at any time prior to the date upon which the Actual Delivery Date actually occurs. Such termination shall be effective as of the 14th day after delivery thereof, subject to the remainder of this paragraph. Notwithstanding the foregoing, if upon the receipt from Tenant of a written election to terminate this Lease as provided in this paragraph, Landlord reasonably believes it can ensure that the Actual Delivery Date is achieved within 14 days following the receipt of such notice, Landlord may, in its sole discretion, elect to proceed with such work and, provided the Actual Delivery Date occurs within such 14-day period, Tenant’s election to terminate shall be null and void. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any. In addition to and without limiting any other remedy provided in this Lease for delayed delivery, if the Actual Delivery Date has not occurred on or prior to the date that is 45 days after the Adjusted Estimated Delivery Date, then Landlord agrees to provide a supplement to the Construction Allowance in the amount of $400,000 (the “Delay Allowance”). The Delay Allowance funds may only be used to pay Tenant’s general contractor, subcontractors and vendors for expediting fees, storage costs, and the overtime premium (i.e., the increased portion of the cost of evening and weekend labor, to the extent in excess of regular working hours) incurred to expedite completion of the Work. Further, and without limiting any other remedy provided in this Lease for delayed delivery (including the Delay Allowance), if the Actual Delivery Date has not occurred by the Adjusted Estimated Delivery Date, then Landlord shall be obligated reimburse Tenant for the Existing Lease Holdover Premium (defined below). As used herein, the term "Existing Lease Holdover Premium" means Tenant's holdover premium portion of Tenant’s actual holdover rent under its existing lease agreement with Piedmont – Las Colinas Corporate Center I, LP (as successor-in-interest to WHLC Real Estate Limited Partnership), dated August 14th, 1997, as amended from time to time (i.e., Tenant's actual base rent and additional rent payments actually made by Tenant to Tenant's existing landlord, to the extent such payments exceed the immediately prior rent payments) actually paid by Tenant during the period from the Adjusted Estimated Delivery Date to the Actual Delivery Date; for purposes of Landlord's reimbursement obligation hereunder, the Existing Lease Holdover Premium shall be capped at 50% of Tenant's monthly base rent amount payable immediately prior to Tenant beginning its holdover period under its existing Lease. Notwithstanding the foregoing, in the event Tenant is involuntarily removed from its existing premises prior to the Actual Delivery Date, Landlord shall continue to make monthly payments to Tenant equal to the Existing Lease Holdover Premium payable immediately prior to Tenant’s removal from the existing premises until the Actual Delivery Date occurs. By way of example, if Tenant’s holdover monthly base rent is 125% of Tenant’s last month’s rent prior to commencement of the holdover period, Landlord will be responsible for covering the 25% premium that Tenant’s landlord charges for Tenant’s holdover, and Tenant shall be responsible to pay the portion of the rent in the amount charged prior to commencement of the holdover period. Except for the Existing Lease Holdover Premium, Landlord will not be responsible for any of Tenant’s consequential damages, if any. During the Term, Landlord shall repair any defects in the Building's Structure and/or Building's Systems in the Premises that: (a) were not reasonably capable of discovery during walk-throughs and other inspections prior to the Commencement Date, (b) are reported to Landlord promptly following discovery by Tenant, and (c) are not caused or exacerbated by the actions of Tenant or its agents. Occupancy of the Premises by Tenant prior to the Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of Basic Rent and Additional Rent (each as defined herein); provided however, Tenant shall pay Tenant’s Proportionate Share of Electrical Costs during any time it is conducting business in the Premises, or any portion thereof.
4.Rent.

(a)    Payment. Tenant shall timely pay to Landlord Rent, without notice, demand, deduction or set off (except as otherwise expressly provided herein), by good and sufficient check or other immediately available funds delivered to Landlord's address provided for in this Lease or as otherwise specified by Landlord in a written notice provided to Tenant at least 30 days in advance of a designated change. The obligations of Tenant to pay Basic Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Basic Rent, adjusted as herein provided, shall be payable monthly in advance. The first monthly installment of Basic Rent shall be payable contemporaneously with the execution of this Lease; and applied to the stub period (if any) prior to the beginning of the Initial Premises Abatement Period and then to the first full calendar month after expiration of the Initial Premises Abatement Period (with Tenant being responsible to pay, on or before the first day of such first calendar month following the Initial Premises Abatement Period, any shortage due for such first full calendar month after the Initial Premises Abatement Period due to application of funds to the stub period prior to the Initial Premises Abatement Period); thereafter, Basic Rent shall be payable on the first day following the expiration of the Initial Premises Abatement Period, and thereafter on the first day of the each month of the Term. The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month, and shall be due on the Commencement Date. Payments of Basic Rent for any fractional calendar month at the end of the Term shall be similarly prorated. Tenant shall pay Additional Rent at the same time and in the same manner as Basic Rent.
(b)    Operating Costs; Taxes; Electrical Costs.
(1)    Tenant shall pay to Landlord (per each rentable square foot in the Premises) ("Additional Rent") the Operating Costs (defined below) incurred. Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term. During each calendar year or partial calendar year of the Term, Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Basic Rent, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant as described above and deliver a written copy of the estimate or re-estimate to Tenant (but Landlord may not re-estimate for than once in any calendar year). Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.
(2)    The term "Operating Costs" means all expenses and disbursements (subject to the limitations set forth below) that Landlord actually incurs (without duplication, profit or mark-up by Landlord, other than the management fee referenced herein) in connection with the ownership, operation, and maintenance of the Project, determined in accordance with Landlord's US Federal Income Tax Based accounting consistently applied, being generally comprised of the following costs: (A) wages and salaries of all on-site employees at or below the grade of senior building manager engaged in the operation, maintenance or security of the Project (together with Landlord's reasonable allocation of expenses of off-site employees at or below the grade of senior building manager who perform a portion of their services in connection with the operation, maintenance or security of the Project), including taxes, insurance and benefits relating thereto; (B) all supplies and materials used in the operation, maintenance, repair, non-capital replacement, and security of the Project, but in each case excluding costs related to supplies or materials used for any property other than the Project; (C) costs for Capital Expenditures made to the Project that, although capital in nature, are made for the primary purpose of, and limited to the extent same actually reduce the normal operating costs

(including all utility costs) of the Project, as amortized using a commercially reasonable interest rate on a straight-line basis over the Useful Life (defined below) of the applicable improvement (which costs shall not exceed the actual savings realized as a result of such improvements), as well as Capital Expenditures made in order to comply with any Law hereafter promulgated by any governmental authority or any interpretation hereafter rendered with respect to any existing Law, as amortized using a commercially reasonable interest rate on a straight-line basis over the Useful Life of the improvement; (D) cost of all utilities, except (i) Electrical Costs, and (ii) the cost of other utilities reimbursable to Landlord by the Project's tenants other than pursuant to a provision similar to this Section 4(b), and (iii) the cost of utilities used by any tenant or occupant of the Project in excess of standard use amount; (E) insurance expenses for the Project that Landlord carries, except and excluding any amounts paid to satisfy deductibles to the extent such deductibles exceed customary amounts for Comparable Buildings; (F) repairs, non-capital replacements, and general maintenance of the Project (but excluding maintenance of space occupied by any tenant, to the extent that such maintenance is the type of maintenance that Tenant is required to perform with respect to the Premises); (G) fair market rental with respect to the management office for the Building or if there is not a management office located in the Building but the Project shares a management office with other buildings located in the Complex (as defined below) then a reasonable allocation of such management office attributable to the Project; (H) service, maintenance and management contracts with independent contractors for the operation, maintenance, management, repair, replacement, or security of the Project (including alarm service, window cleaning, and elevator maintenance), but in each case excluding any such contracts and/or costs attributable solely to a specific tenant or occupant of the Project that does not benefit other tenants or occupants; (I) a management fee not to exceed four percent (4%) of gross receipts for the Building; (J) Taxes, and (K) non-governmental assessments pursuant to matters recorded against the Project as of the date of this Lease. If the Building is part of a multi-building office complex (the "Complex"), Operating Costs and Electrical Costs for the Complex may be prorated among the Project and the other buildings of the Complex, as reasonably determined by Landlord in a manner designed and reasonably expected to achieve an efficiency and financial benefit to the Project. As used herein, “Capital Expenditures” means any expenditure incurred by Landlord that (1) would be classified as a capital expense pursuant to Landlord's US Federal Income Tax Based accounting practices, consistently applied, and (2) provides a benefit in excess of one year, (3) is a non-recurring expenditure (i.e., such that the subject expenditure is not expected to recur in a two-year period), and (4) are not items which are generally considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, etc.; “Useful Life” shall mean the amortization period established in accordance with Landlord's US Federal Income Tax Based accounting practices, consistently applied. Landlord shall use commercially reasonable efforts to ensure that all Operating Costs are reasonably priced from the providers of each such cost.
Notwithstanding the foregoing or any other provision of this Lease to the contrary, however, Operating Costs shall specifically exclude the following: (i) capital improvements, repairs and other capital items, other than capital improvements to the Project which are described in Section 4(b)(2)(C) and except for items which are generally considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like; (ii) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (iii) interest, amortization or other payments on loans to Landlord; (iv) depreciation; (v) leasing commissions; (vi) legal expenses for services, other than those that benefit the Project tenants generally (e.g., tax disputes); (vii) renovating or otherwise improving space for occupants of the Project or vacant space in the Project; (viii) federal income taxes imposed on or measured by the net income of Landlord from the operation of the Project, or any taxes not included within Taxes pursuant to this Lease; (ix) the costs of special services rendered to tenants (including Tenant) for which a special or separate charge is made or which are for the benefit of a specific tenant

(including Tenant) but not all tenants of the Building; (x) costs associated with the operation of the business or legal entity that constitutes the Landlord, as the same are distinguished from the costs of Project operations, including, but not limited to, general overhead and administrative expenses, costs of accounting and legal matters, and costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project; (xi) wages, salaries, fees and fringe benefits of any employee who does not devote substantially all of his/her employed time to the Building, unless such wages and benefits are pro-rated to reflect time spent on operating and managing the Building vis-à-vis time spent on generating and negotiating new leases or modifications, extensions, renewals, defaults or terminations of leases or similar tasks related to leases, and matters unrelated to operating and managing the Building; (xii) other than the management fee (which is capped as provided above) overhead and profit increment paid to Landlord or to Affiliates of Landlord, and costs, for goods and/or services to the Project to the extent that the costs of such goods and/or services exceeds the costs that would have been paid had the goods and/or services been provided by unaffiliated third parties on a competitive basis; (xiii) costs incurred by Landlord in order to comply with the requirements for obtaining or renewing a certificate of occupancy for the Project or any space therein; (xiv) cash or other consideration paid by Landlord in lieu of the tenant improvement work or alterations; (xv) marketing and leasing costs, including, without limitation, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with Tenant or prospective tenants or other occupants of the Project; (xvi) advertising and promotional expenditures; (xvii) rental "takeover expenses" or other obligations that Landlord pays or assumes in connection with the leasing of space in the Project, including, but not limited to, any expenses incurred by Landlord with respect to space located in a building other than the Building; (xviii) inducement or "sign-up" payments paid to tenants for signing new leases for space at the Project, or for the exercise of options under existing leases; (xix) costs arising from the presence of Hazardous Materials and hazardous substances in, on or about the Project not placed, released or stored there by Tenant or any Tenant Party; (xx) costs arising due to any disputes between Landlord and its employees, Project management, or with any tenant; (xxi) costs incurred to provide services and utilities and taxes attributable to the operation of retail and restaurant operations in the Project; (xxii) rentals and other expenses for any management or leasing offices, other than rentals for the on-site Building management office or a single consolidated management or leasing office for the Complex; (xxiii) costs incurred in removing any ex-tenant’s property from the Project; (xxiv) costs associated with the installation, maintenance and removal of any signage associated with the Building identifying the owner or management agent of the Building; (xxv) costs of constructing, installing, operating or maintaining any special service or facility not contemplated by this Lease, such as a retail store, newsstand, broadcasting facility, luncheon club, recreational club, cafeteria, dining facility, health club (other than operating costs for the Fitness Center that otherwise satisfy the terms of this Section 3(b)), or child or daycare; (xxvi) acquisition costs, rental costs, and installation costs (as contrasted with the maintenance) of sculptures, paintings, or other objects of art, whether for interior or exterior use; (xxvii) costs, fees, dues, voluntary contributions or similar expenses for political, charitable, civic, industry association or similar organizations; (xxviii) fees, costs, disbursements and other expenses incurred in connection with the defense of Landlord's title to or interest in the Project; (xxix) reserves for future improvements, repairs or additions; (xxx) reserves for equipment or capital replacement; (xxxi) collection costs, including legal fees, bad debt losses or rental losses, or reserves for bad debt or rental losses; (xxxii) costs, expenses or compensation, including taxes and benefits, paid to clerks, attendants, concierges or other persons working in or managing commercial concessions operated by Landlord or the Project’s manager; (xxxiii) utility services for which any tenant of the Project directly contracts with the utility provider or which is separately metered; (xxxiv) management fees and/or Project administrative expenses in the aggregate in excess of those provided for in Section 4(b)(2)(I); (xxxv) rents payable under a ground or underlying lease of the Building; (xxxvi) costs of repairs or replacements due to fire, casualty or condemnation; (xxxvii) costs or expenses (including fines, penalties and legal fees) incurred by Landlord due to the violation or alleged violation by Landlord, its employees, agents, representatives or contractors, or other tenants or occupants of the Project, of any terms and conditions of this Lease or of the leases of other tenants of the Project, or of applicable Laws, that would not have been incurred but for such violation; (xxxviii) costs incurred by Landlord resulting from the gross negligence or willful misconduct of Landlord, its employees, agents, representatives or contractors; (xxxix) any interest or penalty charges incurred by Landlord due to late payments by Landlord resulting from Landlord's negligence; (xl) rentals and other related expenses incurred by Landlord in leasing air conditioning systems, elevators or other equipment or systems normally considered to be capital in nature; (xli) consulting costs and expenses incurred by Landlord except to the extent relating to the management or operation of the Project; (xlii) entertainment expenses; (xliii) any costs associated with the improvements required to be made by Landlord pursuant to this Lease, or the initial construction of the Project; (xliv) insurance premiums to the extent any tenant causes Landlord’s existing insurance premiums to increase or requires Landlord to purchase additional insurance because of, in either case, such tenant’s use of the Building for other than office purposes; (xlv) cost of acquiring or installing initial landscaping of the Building and the Project; and (xlvi) costs to initially obtain LEED certification for the Building. Landlord will not collect or be entitled to collect Operating Costs from tenants of the Building in excess of 100% of the Operating Costs actually incurring by Landlord in connection with the operation of the Project; Landlord will not profit from Landlord’s collection of Operating Costs, excluding (for purposes of this sentence) the management fee.
(3)    "Taxes" means taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other governmental taxes and governmental assessments now or hereafter attributable to the Project (or its operation), excluding, however, (a) penalties and interest thereon, (b) federal and state taxes on income, (c) franchise, succession or transfer taxes (although the Margin Tax is included, as described below), (d) estate or inheritance taxes, (e) payroll tax, (f) gross rental or receipt tax except to the extent permitted below, (g) taxes to the extent resulting from over-standard improvements made by or for other tenants of the Project if such improvements are not for the general benefit of all tenants of the Building, if any, (h) taxes which are essentially payments to a governmental agency for the right to make improvements to the Project (or any portion thereof) or the surrounding area, (i) taxes computed upon the basis of the net income derived by Landlord from the Project (or any portion thereof), or (j) any other item listed in the Operating Costs exclusions in Section 4(b)(2) above. Notwithstanding the above, if the present method of taxation of office buildings changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Project, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for purposes hereof to the extent that such new or modified tax is customarily reimbursed from tenants to landlords in triple-net leases for Comparable Buildings. For the avoidance of doubt, Landlord may only include in Taxes the amount that would have been payable by Landlord if Landlord had elected to pay such amounts over the longest time period prior to the imposition of any late fees. Landlord and Tenant agree that the so-called "margin tax" codified at §§ 171.0001 et seq. of the Texas Tax Code (as the same may be amended from time to time, the "Margin Tax") is such a tax and shall be deemed to be included within the term "Taxes" for purposes hereof provided, however, for purposes of determining the Taxes hereunder, (a) the calculation of the Margin Tax shall exclude any and all of Landlord’s revenue related to the sale, transfer or financing of the Project or portion thereof, (b) if Landlord is part of a combined group for purposes of determining the Margin Tax, or Landlord otherwise incurs liability for the Margin Tax by reason of revenue derived from the Project and revenue derived from any other projects or businesses, then the amount of the Margin Tax to be included in Taxes shall be only that portion directly attributable to the revenue derived from the Project, and (c) any application of the Margin Tax shall apply only to the extent it is consistently charged to all other Project tenants. Landlord shall contest the Taxes assessed upon the Building within its commercially reasonable discretion; the term "Taxes" shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project. For property tax purposes, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Project, and all rights to receive notices of reappraisement. Upon Tenant’s request therefor, Landlord shall provide Tenant with evidence of the Taxes (and information regarding future assessments of Taxes, if and to the extent available to Landlord).

(4)    Tenant shall also pay to Landlord Tenant's Proportionate Share of the cost of all electricity used by the Project ("Electrical Costs") (with no mark-up or profit to Landlord; although the "gross-up" provisions in Section 4(b)(6) below shall not be considered a "mark-up" or "profit" as described in this sentence). Such amount shall be payable in monthly installments on the Commencement Date and on the first day of each calendar month thereafter. Each installment shall be based on Landlord's commercially reasonable estimate of the amount due for each month. From time to time during any calendar year, Landlord may estimate or re-estimate (but Landlord may not re-estimate for then once per calendar year) the Electrical Costs to be due by Tenant for that calendar year and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Electrical Costs payable by Tenant shall be appropriately adjusted in accordance with the estimations. Landlord shall use commercially reasonable efforts to cause any tenants of the Project whose equipment consumes a materially disproportionate amount of electricity (relative to the other tenants in the Project) to pay their fair share of Electrical Costs. Tenant shall have the option at its cost, but without obligation, to have a submeter installed for all or a portion of the Premises. If a submeter is installed pursuant to the preceeding sentence, then Electical Costs will thereafter be based solely on (a) actual usage of electricity provided to the Premises as measured by such submeter, and (b) Tenant's Proportionate Share of electricity provided to the common areas of the Project (and the Complex, as reasonably allocated to the Project in accordance with the terms of Section 4(b)(2) above).
(5)    By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs and Electrical Costs for the previous year, in each case adjusted as provided in Section 4(b)(5), (the "Operating Costs Statement"). The Operating Costs Statement shall be reasonably detailed, including line items for Taxes, insurance, maintenance, janitorial and security, contain an explanation of the gross-up calculations, and, if requested in writing by Tenant, Landlord shall provide reasonable back-up documentation within ten Business Days following Tenant’s written request therefor. Landlord shall answer any questions Tenant may have with respect to such Operating Costs Statement and attempt in good-faith to resolve any issues that Tenant may have with respect to such Operating Costs Statement. If Tenant's estimated payments of Operating Costs or Electrical Costs under this Section 4(b) for the year covered by the Operating Costs Statement exceed Tenant's Proportionate Share of such items as indicated in the Operating Costs Statement, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant's estimated payments of Operating Costs or Electrical Costs under this Section 4(b) for such year are less than Tenant's Proportionate Share of such items as indicated in the Operating Costs Statement, then Tenant shall promptly pay Landlord such deficiency. If Landlord does not deliver an Operating Costs Statement to Tenant within 12 months after the end of any calendar year, then Landlord shall be deemed to have waived its right to collect any underpayment from Tenant for costs applicable to the period that would have been covered by the Operating Costs Statement.
(6)    With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 100% of the rentable area thereof, or Landlord is not supplying services to 100% of the rentable area thereof, those portions of the Operating Costs and Electrical Costs for such period which vary with the occupancy of the Building (“Variable Operating Costs”) shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 100% of the rentable area thereof and Landlord had been supplying services to 100% of the rentable area thereof. Landlord and Tenant agree that insurance costs, Taxes are not included in Variable Operating Costs. Landlord shall use a consistent methodology to “gross-

up” Variable Operating Costs from year to year, and the methodology for grossing-up Variable Operating Costs for any year shall be no less favorable to Tenant than for any other tenant in the Project. Upon written request from Tenant, Landlord shall discuss with Tenant the methodology used to gross-up each category of Variable Operating Costs. In no event shall Landlord be entitled to recover more than 100% of actual Operating Costs (or any component thereof) as a result of the application of this Section 4(b)(6), this sentence is not intended to limit the calculation of Landlord's management fee.
5.    Delinquent Payment; Handling Charges. Monthly payments of Rent shall be due on the first day of each calendar month of the Term and shall be considered delinquent if received after the fifth day of such month, regardless of whether Landlord notifies Tenant of such delinquency. All delinquent payments required of Tenant hereunder shall bear interest from the delinquency date (i.e., the sixth day of the calendar month for regular monthly payments of Rent) until paid at the lesser of eighteen percent per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the "Default Rate"); additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a fee equal to the greater of (a) $50.00, or (b) five percent of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest. Notwithstanding the foregoing, the interest and the late fee referenced above shall not be charged with respect to the first two occurrences (but not any subsequent occurrence) during any 12-month period that Tenant fails to make payment when due (e.g., for monthly recurring payments of Rent, by the fifth day of each calendar month), until five days after Landlord delivers written notice of such delinquency to Tenant. If any check is tendered by Tenant and not duly honored with good funds, Tenant shall, in addition to any other remedies available to Landlord under this Lease, pay Landlord a "NSF" fee of $75.00, and Landlord may require, by giving written notice to Tenant (and in addition to any other rights and remedies accruing pursuant to the terms, provisions or covenants of this Lease) that all future rental payments are to be made on or before the due date by cash, cashier's check, or money order, and that the delivery of Tenant's personal or corporate check will no longer constitute a payment of rental as provided in this Lease. In addition, if Tenant's Rent payments are delinquent by more than five Business Days in any two consecutive months, then Landlord, in order to reduce its administrative costs, may require, by giving written notice to Tenant (and in addition to any interest accruing pursuant to this Section 5, as well as any other rights and remedies accruing pursuant to the terms, provisions or covenants of this Lease), that Basic Rent is to be paid quarterly in advance instead of monthly and that all future rental payments are to be made on or before the due date by cash, cashier's check, or money order, and that the delivery of Tenant's personal or corporate check will no longer constitute a payment of rental as provided in this Lease. Any acceptance of a monthly rental payment or of a personal or corporate check thereafter by Landlord shall not be construed as a subsequent waiver of said rights, regardless of any notation on said check or any conditions with which Tenant offers such check to Landlord.
6.    Intentionally Deleted.
7.    Landlord's Obligations.
(a)    Services. Landlord shall furnish to Tenant, in a manner consistent with comparable Class A suburban office buildings in the Las Colinas/Irving/Cypress Waters submarket areas (such buildings being referred to herein as "Comparable Buildings") (1) water at those points of supply provided for general use of tenants of the Building 24 hours per day, seven days per week; (2) heated and refrigerated air conditioning ("HVAC") as appropriate, at such temperatures and in such amounts to maintain (i) an indoor temperature of 74° F, plus or minus two° F, when the outside ambient air temperature is above 50° F; (ii) an indoor temperature of 72° F, plus or minus two° F, when the outside ambient air temperature is below 50° F and otherwise satisfy the requests set forth in Exhibit M attached hereto;

(3) janitorial service, including day porter services, to the Premises and Common Areas of the Building five days per week, other than Building Holidays, as set forth in the janitorial specifications attached hereto as Exhibit K; (4) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, 24 hours per day, seven days per week, provided that Landlord may reasonably limit the number of operating elevators during non-Normal Business Hours and Building Holidays (but as to each floor of the Premises, such temporary cessation for ordinary repair and maintenance shall not occur simultaneously for all passenger cabs serving such floor); and (5) electrical current for equipment whose electrical energy consumption does not exceed six watts below a finished ceiling, 24 hours per day, seven days per week (“Normal Office Usage”); (6) courtesy patrol services reasonably similar to those provided at the Complex generally (which may be shared among the buildings within the Complex), but in all events such courtesy patrol shall (i) be active 24 hours per day, seven days per week, (ii) promptly collaborate with Tenant’s security service team to discuss identified risks by Tenant's security team, and (iii) be on call to provide escort services for Tenant’s employees 24 hours per day, seven days per week (although immediate availability may depend upon similar demands elsewhere in the Project); (7) property management located within the Complex during Normal Business Hours and a 24-hour emergency contact number for the property manager and/or security/courtesy patrol; (8) replacement of Building-standard light bulbs and Building-standard LED tubes; (9) normal and customary routine maintenance and repairs for the Building’s Systems located within the Project (including base Building mechanical, electrical and plumbing services) and for all public, structural, and exterior portions of the Building, including the parking areas and other exterior areas within the Project, driveways, alleys, landscape and grounds of the Project and utility lines, sprinkler systems and all other items normally associated with the foregoing, stairs, fire towers, vertical ducts, risers, elevator shafts, flues, vents, stacks and pipe shafts; (10) a building directory in the lobby adequate for listing the name of each Building tenant; (11) two keys for each non-electronic lock on exterior doors to the Premises, and, on Tenant’s request and at Tenant’s expense, additional keys to such non-electronic exterior door locks; and (12) landscaping and snow and ice removal services consistent with Comparable Buildings. Landlord shall maintain the common areas of the Building in a manner consistent with Comparable Buildings, except for damage caused by a Tenant Party. If Tenant desires any of the services specified in clause (2) above at any time other than between 7:00 a.m. and 7:00 p.m. on weekdays (other than Building Holidays) or 8:00 a.m. and 1:00 p.m. on Saturdays pursuant to the conditions outlined below (“Normal Business Hours”), then such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. on the Business Day of such extra usage (or before 3:00 p.m. on the preceding Business Day if such requested excess usage is on a non-Business Day), and Tenant shall pay to Landlord the actual cost (without mark-up or administrative fees) of such services within 30 days after Landlord has delivered to Tenant an invoice therefor; provided however that such services will be provided for no hourly charge between 8:00 a.m. and 1:00 p.m. on Saturdays (but will not be provided without a request for such Saturday service). Notwithstanding anything to the contrary contained herein, Tenant may advise Landlord annually of its need for HVAC in the Premises on Saturdays, in which case Landlord will deliver such HVAC to the Premises between 8:00 a.m. – 1:00 p.m. on Saturdays for the 12 months following such notification from Tenant; Tenant may elect to terminate such regular Saturday HVAC service upon delivering written notice of such election to Tenant but such termination of Saturday service shall not eliminate Tenant right’s to reinstate annual Saturday HVAC service in the Premises at any time during the Lease Term. The costs incurred by Landlord in providing after-hour HVAC service to Tenant shall include the actual costs for electricity, water, sewage, water treatment, labor, metering, filtering, and maintenance reasonably allocated by Landlord to providing such service; Landlord shall provide to Tenant an estimate of such hourly costs upon request. "Building Holidays" shall mean (a) New Year’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving, Christmas Eve, Christmas Day, and the Monday following such holiday if the holiday falls on a Sunday, or the Friday preceding such holiday if the holiday falls on a Saturday and (b) other days designated by Landlord, so long as such other days are commonly recognized as holidays by other office buildings in the submarket in which the Project is located.

(b)    Excess Utility Use. Landlord shall not be required to furnish electrical current for equipment whose electrical energy consumption exceeds Normal Office Usage. If Tenant's requirements for or consumption of electricity exceed Normal Office Usage, Landlord shall, at Tenant's expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service as determined pursuant to the following sentence within 30 days after Landlord has delivered to Tenant an invoice therefor. Landlord shall determine the amount of consumption of electricity by Tenant by installation of a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant's expense, which separate meter shall be installed by Landlord prior to the Actual Delivery Date and, at Tenant’s election, the cost of such installation may be funded from the Construction Allowance. In addition to Tenant's actual usage of electricity (as indicated by such separate meter(s)), Tenant shall also pay Tenant's Proportionate Share of electricity used for the Project's common areas. Tenant shall not install any electrical equipment requiring voltage or amperage in excess of Building capacity unless approved in advance by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's cost, if, in Landlord's reasonable judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord shall notify Tenant in writing thereof and thereafter Tenant shall have 30 days to remove the equipment and/or install supplemental air conditioning, failing which Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises (whose use shall be monitored through installation of a separate meter), and the actual cost thereof, including the cost of installation, operation, use, and maintenance, in each case, plus an administrative fee of 10% of such cost, shall be paid by Tenant to Landlord within 30 days after Landlord on the next date for the payment of Basic Rent occurring at least 30 days after Landlord has delivered to Tenant an invoice therefor. Landlord shall notify Tenant at least two Business Days (except in cases of real or apparent Emergency, in which case no notice shall be required) prior to Landlord’s installation of supplemental air conditioning units or other supplemental equipment in the Premises as described above. Landlord covenants and agrees to use commercially reasonable efforts to ensure that each other tenant or other occupant in the Building using utilities or services furnished by Landlord materially in excess of those consumed by Tenant and other tenants or occupants in the Building generally shall pay for such excess usage.
(c)    Janitorial Services. Should Tenant become dissatisfied on any reasonable basis with any aspect of the janitorial services provided by Landlord to the Premises, and Landlord fails to satisfactorily cure such dissatisfaction within 30 days following Tenant’s delivery of written notice to Landlord regarding same (which notice shall state that Tenant believes that its dissatisfaction will justify Tenant’s being permitted to separately contract for janitorial services if not timely cured), Tenant may separately contract for janitorial services within the Premises and cause such services to be performed at Tenant’s cost. Tenant’s maintenance methods and disposal of waste by Tenant must be in compliance with all applicable Laws and Tenant's janitorial contractor shall be subject to Landlord's prior approval, such approval not to be unreasonably withheld. If Tenant makes such election, Operating Costs shall not include the cost of providing such services to the Premises or any other leasable areas of the Project for so long as Tenant provides its own janitorial services.
8.    Improvements; Alterations; Repairs; Maintenance.
(a)    Improvements; Alterations. Improvements to the Premises shall be installed at Tenant's expense (other than the Work, as defined in Exhibit D, for which Landlord shall provide the Construction Allowance), and except as otherwise expressly provided in this Lease only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, which approval shall be governed by the provisions set forth in this Section 8(a) (but approval for the plans for the Work shall be governed by Exhibit D). No alterations or physical improvements in or to the Premises may be made without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed; however, Landlord may withhold its consent to any alteration or addition that would adversely affect (in the reasonable discretion of Landlord) (1) the Building's Structure or the Building's Systems (including the Building's restrooms or mechanical rooms), (2) the exterior appearance of the Building, (3) the appearance of the Building's common areas or elevator lobby areas, or (4) the provision of services to other occupants of the Building. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type that in each case is installed for the purpose of being visible from the exterior of the Premises without the prior written consent of Landlord. Notwithstanding the foregoing, Tenant shall not be required to obtain Landlord’s consent for repainting, recarpeting, or other alterations, tenant improvements, alterations or physical additions to the Premises which are cosmetic in nature totaling less than $300,000 in any single instance or series of related alterations performed within a six-month period (provided that Tenant shall not perform any improvements, alterations or additions to the Premises in stages as a means to subvert this provision), in each case provided that (A) Tenant delivers to Landlord written notice thereof, a list of contractors and subcontractors to perform the work (and certificates of insurance for each such party) and any plans and specifications therefor prior to commencing any such alterations, additions, or improvements (for informational purposes only so long as no consent is required by Landlord as required by this Lease), (B) the installation thereof does not require the issuance of any building permit or other governmental approval, or involve any core drilling or the configuration or location of any exterior or interior walls of the Building, and (C) such alterations, additions and improvements will not affect, in any material respect: (i) the Building’s Structure or the Building’s Systems, (ii) the provision of services to other Building tenants, or (iii) the appearance of the Building’s common areas or the exterior of the Building (collectively “Decorative Items”). All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord's consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord's acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance. If Tenant desires to perform any alteration, addition or improvement that requires Landlord’s approval under Section 8(a), it shall submit to Landlord plans and specifications therefor or change orders thereto, and Landlord shall within ten Business Days after its receipt of such plans and specifications or any such change orders with respect thereto, notify Tenant whether it approves or disapproves the same; any notice of disapproval shall be accompanied by a statement in reasonable detail of the reasons therefor. If Landlord fails to respond to such consent request within such ten-Business-Day period and such failure continues for five additional Business Days following a second notice from Tenant that includes the following warning in bold, all caps type: “IF YOU FAIL TO RESPOND TO THE REQUEST FOR APPROVAL MADE BELOW WITHIN FIVE BUSINESS DAYS, YOU WILL BE DEEMED TO HAVE GIVEN APPROVAL”, then such request for consent shall be deemed granted; notwithstanding the foregoing, no deemed approval shall apply to work that affects in any material respect the Building’s Structure, the elevator systems or the life-safety systems.
(b)    Repairs; Maintenance. Subject to Landlord’s ongoing janitorial, maintenance and repair obligations under this Lease, Tenant shall maintain the Premises in a clean, safe, and operable condition (excluding those items to be maintained by Landlord pursuant to the terms of this Lease, including the Building’s Structure and all Building’s Systems), and shall not authorize to remain any waste or damage to any portion of the Premises. Additionally, Tenant, at its sole expense, shall repair, replace and maintain in good condition and in accordance with all Laws and the equipment manufacturer's suggested service programs, all portions of the Premises, Tenant's Off-Premises Equipment and all areas, improvements and systems exclusively serving the Premises (except the Building’s Structure and all Building’s Systems). Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Building caused by a Tenant Party. If any such damage occurs outside of the Premises, or if such damage occurs inside the Premises but adversely affects any of the Building's Systems and/or Building’s Structure or any other area outside the Premises, then Landlord may elect to repair such damage at Tenant’s actual, out-of-pocket expense, rather than having Tenant repair such damage. If Tenant fails to commence to make repairs or replacements required by this subsection within 15 days after Landlord delivers written notice to Tenant regarding the occurrence of such damage, then Landlord may make the same at Tenant's cost. If any such damage occurs outside of the Premises, then Landlord may elect to repair such damage at Tenant's expense, rather than having Tenant repair such damage. The cost of all maintenance, repair or replacement work performed by Landlord under this Section 8 shall be paid by Tenant to Landlord on the next date for payment of Basic Rent that is at least 30 days after Landlord has invoiced Tenant therefor.
(c)    Performance of Work. All work described in this Section 8 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord. Tenant shall require that all contractors and subcontractors procure and maintain insurance coverage naming Landlord and Landlord's property management company as additional insureds against such risks, in such commercially reasonable amounts that are comparable to those required by owners of Comparable Buildings and with companies complying with Section 11(a) of this Lease. For purposes of the foregoing and any other provision requiring the naming of parties as additional insureds, Landlord shall provide Tenant with the identities and mailing addresses of each such prospective party. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons or companies performing work or supplying materials prior to beginning such construction (and if requested by Landlord, references for the company or person performing such work or supplying such materials), and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building's Structure and the Building's Systems). Any inspections required to be performed to determine compliance with the Disabilities Acts (as hereinafter defined) in connection with such work must be performed by Landlord's accessibility consultant. All work affecting the roof of the Building must be performed by Landlord's roofing contractor at a commercially reasonable cost and no such work will be permitted if it would void or reduce the warranty on the roof. All cabling installed within the Premises by Tenant shall be in conformance with the standards set for the Building by Landlord at the time of such installation, which standards shall not be materially more burdensome than Comparable Buildings.
(d)    Mechanic's Liens. All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic's liens to be filed against the Premises or the Project in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. If such a lien is filed, then Tenant shall, within 20 days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, the Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either (1) pay the amount of the lien and cause the lien to be released of record, or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, and such failure continues for five Business Days following a second notice from Landlord to Tenant that includes the following warning in bold, all caps type: "WARNING: FAILURE OF TENANT TO RESPOND TO CURE THE CITED LIEN WITHIN FIVE BUSINESS DAYS FOLLOWING THE DATE OF THIS NOTICE WILL RESULT IN LANDLORD'S ABILITY TO PAY SUCH LIEN CLAIMANT, AT TENANT'S COST," then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within 30 days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of "landlord-tenant" (thereby excluding a relationship of "owner-contractor," "owner-agent" or other similar relationships). Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, the Project or Landlord's interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall defend, indemnify and hold harmless Landlord and its agents and representatives from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including reasonable attorneys' fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party(subject to Landlord’s obligation to pay the Construction Allowance with respect to the Work pursuant to Exhibit D). This indemnity provision shall survive termination or expiration of this Lease.
9.    Use. Tenant shall occupy and use the Premises only for the Permitted Use in compliance with all Laws relating to this Lease and/or the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building's Structure or the Building's Systems or subject the Premises to use that would damage the Premises. The population density within the Premises as a whole shall at no time exceed what is permitted by applicable Laws. Tenant may use the Premises after Normal Business Hours. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant, (a) Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the "Disabilities Acts") in the Premises, and (b) Landlord shall at its cost (subject to reimbursement permitted by Section 4), promptly cause the Project (other than tenant occupied areas of the Building) to comply with Laws in the event Tenant identifies any such non-compliance to Landlord, other than compliance that is necessitated by the use of the Premises for other than the Permitted Use or as a result of any alterations or additions, including any initial tenant improvement work, made by or on behalf of a Tenant Party (which risk and responsibility shall be borne by Tenant). Notwithstanding anything in this Lease to the contrary, any remedial work performed pursuant to the immediately preceding sentence shall not be considered a Controllable Operating Cost. Any inspections required to be performed to determine compliance with the Disabilities Acts, whether as a result of the Work or any alterations or additions made by or on behalf of a Tenant Party, must be performed by Landlord's accessibility consultant. The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Building or its contents and is not a Permitted Use, or for the storage of any Hazardous Materials (other than typical office supplies [e.g., photocopier toner] and then only in compliance with all Laws). If, because of a Tenant Party's acts or because Tenant vacates the Premises, the rate of insurance on the Building or its contents increases, and such situation causing the increased costs is not remedied within 30 days following Landlord's notice to Tenant of such increased costs, then Tenant shall pay to Landlord the amount of such increase the next date for payment of Basic Rent that is at least 30 days after receipt of Landlord’s invoice. Tenant shall conduct its business and use reasonable efforts to control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building.
10.    Assignment and Subletting.
(a)    Transfers. Except as provided in Section 10(h), Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld, delayed or conditioned, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a Change in Control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Sections 10(a)(1) through 10(a)(6) being a "Transfer"). Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises. For purposes hereof, a “Change in Control” of Tenant shall be deemed to have occurred when a person or entity acquires a majority of the direct beneficial interests in Tenant.
(b)    Intentionally Deleted.
(c)    Request for Consent. If Tenant requests Landlord's consent to a Transfer, then, at least 14 days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all material terms and conditions of the proposed Transfer, copies of the term sheet or proposed documentation (which, in either case, may be in draft form and may be redacted to remove any confidential information unrelated to this Lease), and the following information about the proposed transferee: name and address of the proposed transferee and any entities and persons who own, control or direct the proposed transferee; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness (collectively the “Initial Information”). Tenant shall reimburse Landlord for its reasonable attorneys' fees incurred in connection with considering any request for consent to a Transfer not later than 45 days following Landlord’s delivery to Tenant of an invoice therefor. If Landlord reasonably believes that its out-of-pocket attorneys’ fees payable to be incurred by Landlord in reviewing the proposed consent will exceed $3,000, Landlord will first notify Tenant of such cost estimate before proceeding with such third-party expenses. If Tenant fails to consent to such additional costs and expenses within five Business Days after Landlord’s written notification to Tenant thereof, Tenant shall be deemed to have rescinded its request for such consent.
(d)    Conditions to Consent. If Landlord consents to a proposed Transfer that is an assignment of the Lease, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant's obligations hereunder; however, any transferee by assignment of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease. With respect to an assignment Tenant and its assignee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer that is a sublease, then Landlord, in addition to its other remedies, may collect directly from such transferee/sublessee all rents becoming due to Tenant during the continuance of an Event of Default and apply such rents against Rent. Tenant authorizes its sublessees to make payments of rent directly to Landlord upon receipt of written notice from Landlord (with a copy provided to Tenant) to do so following the occurrence of an Event of Default hereunder. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.
(e)    Attornment by Subtenants. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (1) liable for any previous act or omission of Tenant under such sublease, (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant, (3) bound by any previous modification of such sublease not approved by Landlord in writing or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment, (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement, or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 10(e). The provisions of this Section 10(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.
(f)    Cancellation. Except in the case of a Permitted Transfer, Landlord may, within ten Business Days after submission of Tenant's written request for Landlord's consent to an assignment or subletting of more than 50% of the Premises for more than ninety percent (90%) of the remainder of the then-current Term (or, in any case, more than five years), cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer and no future Rent shall be due from Tenant for such cancelled portion of the Premises (other than outstanding reconciliations of Operating Costs, Taxes, and other similar expenses). Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant. Notwithstanding the foregoing, if Landlord provides written notification to Tenant of its election to cancel this Lease as to any portion of the Premises as provided above, Tenant may rescind its proposed assignment or subletting of all or any portion of the Premises by notifying Landlord in writing within five Business Days following Landlord’s written cancellation notice.
(g)    Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of the excess of (i) all compensation received by Tenant for a Transfer less the actual out-of-pocket costs reasonably incurred by Tenant with unaffiliated third parties (i.e., brokerage commissions, reasonable attorney’s fees and tenant finish work) in connection with such Transfer (such costs shall be amortized on a straight-line basis over the term of the Transfer in question) over (ii) the Rent allocable to the portion of the Premises covered thereby. For the avoidance of doubt, Tenant shall not be obligated to share any proceeds or profits with Landlord resulting from any Permitted Transfer.
(h)    Permitted Transfers. Notwithstanding Section 10(a), Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises or any interest in Tenant (a "Permitted Transfer") to the following types of entities (a "Permitted Transferee") or pursuant to the following types of transactions, in each case without the written consent of Landlord:
(1)    an Affiliate of Tenant, including in connection with a corporate reorganization or merger or consolidation of related business entities;
(2)    any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant's obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Creditworthiness Standard (defined below) of the surviving or created entity is met, as measured immediately after such transaction;
(3)    any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant's assets so long as such entity meets the Creditworthiness Standard after such acquisition;
(4)    transfers of stock or similar ownership interests on a public exchange, or in connection with a public offering of such stock or ownership interests; or

(5)     a transfer of all or substantially all of Tenant's assets (including an indirect transfer of assets of Tenant in connection with a sale of equity in Tenant) to any individual, corporation, limited partnership, limited liability partnership, limited liability company or other business entity where such transaction constitutes a “going private” transaction pursuant to Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended, or where as a result of such transfer, Tenant is no longer a corporation whose common stock is listed for trading on a national securities exchange, in either case without regard for whether a Change in Control of Tenant has occurred or will occur as a result of such transfer, so long as such resulting entity meets the Creditworthiness Standard, as measured immediately after such transaction.
Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building, the Complex, Landlord or other tenants of the Building or the Complex. No later than 30 days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) copies of the instrument effecting any of the foregoing Transfers, (B) documentation establishing Tenant's satisfaction of the requirements set forth above applicable to any such Transfer, (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee, and (D) evidence of compliance with the regulations of OFAC and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto, including the name and address of the Permitted Transferee and any entities and persons who own, control or direct the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord's rights as to any subsequent Transfers. "Creditworthiness Standard" means that any one of the following is satisfied: (1) with respect to a publicly-traded company, such Permitted Transferee’s aggregate market capitalization exceeds $1 billion, (2) such Permitted Transferee has a Tangible Net Worth (defined below) in excess of $100 million, or (3) (a) if the Permitted Transferee has been assigned a Corporate Debt Rating, then such Permitted Transferee’s Corporate Debt Rating shall be equal to or greater than Tenant’s Corporate Debt Rating at the time of such Transfer or (b) if the proposed Permitted Transferee does not have a Corporate Debt Rating at the time of such Transfer, then the proposed Permitted Transferee, at its sole cost and expense, shall obtain a Corporate Debt Rating and such Corporate Debt Rating shall be equal to or greater than Tenant’s Corporate Debt Rating at the time of such Transfer. “Corporate Debt Rating” shall mean either a public corporate credit rating from S&P or a public corporate family rating from Moody’s, or (in each case) any similar organization then providing corporate debt ratings. “S&P” shall mean Standard & Poor’s Ratings Services, a division of Standard & Poor’s Financial Services LLC, a subsidiary of McGraw Hill Financial, Inc., and any successor to its credit ratings business. “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto. "Tangible Net Worth" means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied ("GAAP"), excluding, however, goodwill from the determination of total assets. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 10.
(i)    Joint Use of the Premises. Notwithstanding anything in this Lease to the contrary, Tenant may permit Affiliates, consultants, contractors, licensors (such as the operator of Tenant’s copy center and any food vendors), joint venturers, and other third parties with which Tenant has a legitimate business relationship (each a “Permitted Occupant”) to occupy and use a portion of Premises (a “Permitted Joint Use”) without the written consent of Landlord provided that Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, and the Permitted Occupant shall comply with all of the terms and conditions of this Lease, including the Permitted Use. Tenant shall not be required to provide Landlord with any instrument effecting such Permitted Joint Use, and such Permitted Joint Use shall not constitute a Transfer under this Section 10, nor shall such Permitted Joint Use be subject to the terms of Section 10(a) through (g). Tenant acknowledges that Landlord shall have no responsibility or liability for the allocation or use of the Premises between Tenant and any Permitted Occupant. No disputes among Tenant and any Permitted Occupant related to the use or operation of the Premises shall in any way affect the obligations of Tenant hereunder.

11.    Insurance; Waivers; Subrogation; Indemnity.
(a)    Tenant's Insurance. Effective as of the earlier of (1) the date Tenant enters or occupies the Premises, or (2) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies: (A) commercial general liability insurance in amounts of $3,000,000 per occurrence or, following the expiration of the initial Term, such other amounts as Landlord may from time to time reasonably require so long as such other amounts are not materially in excess of amounts that owners of Comparable Buildings are then generally requiring tenants (and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy [e.g., the sale, service or consumption of alcoholic beverages], Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter in commercially reasonable amounts), insuring Tenant, Landlord, Landlord's property management company, and, if requested in writing by Landlord, Landlord's Mortgagee, against liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises and (without implying any consent by Landlord to the installation thereof) the installation, operation, maintenance, repair or removal of Tenant's Off-Premises Equipment, (B) insurance covering the full value of all alterations and improvements and betterments in the Premises, naming Landlord and Landlord's Mortgagee as additional loss payees as their interests may appear, (C) insurance covering the full value of all furniture, trade fixtures and personal property (including property of Tenant or others) in the Premises or otherwise placed in the Project by or on behalf of a Tenant Party (including Tenant's Off-Premises Equipment), (D) contractual liability insurance sufficient to cover Tenant's indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant's commercial general liability insurance policy), (E) worker's compensation insurance in the amount, if any, required by applicable state law, and (F) business interruption insurance sufficient to cover not less than 12 months of interruption. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. The commercial general liability insurance to be maintained by Tenant may have a deductible of no more than $5,000 per occurrence; the property insurance to be maintained by Tenant may have a deductible of no more than $10,000 per occurrence; and, all other insurance to be maintained by Tenant shall have no deductible. Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder at least ten days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises, and at least 15 days prior to each renewal of said insurance, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by companies with a Best's rating of A:VII or better, reasonably satisfactory to Landlord. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein within three days of receipt of written notice thereof, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of 10% of such cost. Any insurance required to be maintained by Tenant may be taken out under a blanket insurance policy or policies covering other premises, property or insureds in addition to the Premises and Tenant, provided the commercial general liability and umbrella coverages are on a per-location aggregate basis (or contain a per-location aggregate endorsement) and such blanket policy or policies otherwise comply with this Section 11(a).
(b)    Landlord's Insurance. Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (1) property insurance for the Building's replacement value (excluding property required to be insured by Tenant), less a commercially-reasonable deductible, (2) commercial general liability insurance in an amount of not less than $3,000,000, and (3) rental interruption insurance for a 12-month period. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, in its professional discretion (or as required by Landlord's Mortgagee). The cost of all insurance carried by Landlord with respect to the Project shall be included in Operating Costs, to the extent permitted by Section 4. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord's sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder. All such insurance policies shall be in commercially reasonable form and issued by companies with an A.M. Best rating of A-:VII or better.
(c)    No Subrogation; Waiver of Property Claims. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy of the types described in this Section 11 that covers the Project, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business (including any applicable deductibles), or is required to be insured against under the terms hereof (or as to which Tenant is permitted to self-insure against), regardless of whether the negligence or gross negligence (except as otherwise provided in Exhibit F as to matters resulting from gross negligence) of the other party caused such Loss (defined below). Additionally, Tenant waives any claim it may have against Landlord for any Loss to the extent such Loss is caused by a terrorist act. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party. In the event a party is unable to obtain such a waiver, it shall immediately notify the other of this inability. In the absence of such notification, each party shall be deemed to have obtained such waiver of subrogation. Notwithstanding any provision in this Lease to the contrary, Landlord, its agents, employees and contractors shall not be liable to Tenant or to any party claiming by, through or under Tenant for (and Tenant hereby releases Landlord and its employees from any claim or responsibility for) any damage to or destruction, loss, or loss of use, or theft of any property of any Tenant Party located in or about the Project, caused by casualty, theft, fire, third parties or any other matter or cause, regardless of whether the negligence of any party caused such loss in whole or in part, except to the extent caused by the intentional misconduct of any Landlord Party (except as specifically provided in Exhibit F). Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, any property of any Tenant Party located in or about the Project.
(d)    Indemnity. Subject to Section 11(c), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys' fees) arising from any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of, any property or inconvenience (a "Loss") (1) occurring in or on the Project (other than within the Premises) to the extent caused by the negligence or willful misconduct of any Tenant Party, (2) occurring in the Premises, or (3) arising out of the installation, operation, maintenance, repair or removal of any property of any Tenant Party located in or about the Project, including Tenant's Off-Premises Equipment. It being agreed that clauses (2) and (3) of this indemnity are intended to indemnify Landlord and its agents against the consequences of their own negligence or fault, even when Landlord or its agents are jointly, comparatively, contributively, or concurrently negligent with Tenant, and even though any such claim, cause of action or suit is based upon or alleged to be based upon the strict liability of Landlord or its agents; however, such indemnity shall not apply to the sole or gross negligence or willful misconduct of Landlord and its agents. Subject to Section 11(c), Landlord shall defend, indemnify, and hold harmless Tenant and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees) for any Loss arising from any occurrence in or on the Project (other than within spaces leased to third parties) to the extent caused by the negligence or willful misconduct of any Landlord Party. The indemnities set forth in this Lease shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.
12.    Subordination; Attornment; Notice to Landlord's Mortgagee.

(a)    Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a "Mortgage"), or any ground lease, master lease, or primary lease (each, a "Primary Lease"), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a "Landlord's Mortgagee"); provided and conditioned upon Tenant’s receipt of a SNDA from the applicable Landlord’s Mortgagee. As used herein, the term “SNDA” shall mean a Subordination Non-Disturbance and Attornment Agreement, in form attached hereto, but shall be subject to commercially reasonable additional items or modifications if requested by Landlord's Mortgagee to the extent such modifications or amendments are reasonably acceptable to Tenant. As of the date of this Lease, Landlord hereby represents and warrants to Tenant that (a) Associated Bank is the only Landlord's Mortgagee pursuant to a Mortgage as of the Lease Date, and (b) the only Primary Leases in existence as of the Lease date are (i) that certain Ground Lease between CW10 Land, Ltd., as ground lessor, and EPC-CW10, LLC, as ground lessee (“EPC”), dated June 26, 2018, and (ii) that certain Master Operating Lease between EPC, as operating landlord, and Landlord, as operating tenant, dated August 7, 2018. Any Landlord's Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. Promptly after receipt of written request from Landlord that includes a SNDA signed by a Landlord’s Mortgagee, Tenant shall execute and return to Landlord (or, directly to the applicable Landlord’s Mortgagee), a SNDA, in recordable form if required.
(b)    Rights of Landlord’s Mortgagee Under Assignment of Rents. Upon receipt from Landlord’s Mortgagee that has provided a signed SNDA to Tenant, of written notice (that includes a W-9 for the Landlord’s Mortgagee) to the effect that an event of default exists under its Mortgage, Tenant shall, (1) notwithstanding Section 64.055(d) of the Texas Property Code, immediately turn over all Rent that Landlord’s Mortgagee is entitled to collect under Section 64.054 of the Texas Property Code; (2) except as expressly set forth in this Lease, not deduct any portion of such Rent for any purpose, notwithstanding any provisions of the Texas Property Code to the contrary; and (3) pay all Rent as it accrues to Landlord’s Mortgagee.  Landlord hereby confirms that Tenant may rely and deem accurate any notice received from any Landlord’s Mortgagee and may pay rent to any Landlord’s Mortgagee upon written direction or request from Landlord’s Mortgagee to do so; the foregoing shall not apply to with respect to any Landlord's Mortgagee for which Tenant has received written notification from Landlord’s Mortgagee (or a copy of a recorded release executed by such Landlord's Mortgagee) indicating that the Mortgage associated with such Landlord's Mortgagee has been satisfied and released, provided that, in the event of a conflict between the provisions of this Lease and the SNDA, the SNDA shall control.
13.    Rules and Regulations. Tenant shall comply with the rules and regulations of the Project which are attached hereto as Exhibit C. Landlord shall enforce the Project's rules and regulations in a non-discriminatory manner. Landlord may, from time to time upon notice to Tenant, change such rules and regulations for the safety, care, or cleanliness of the Project and related facilities, provided that such changes are applicable to all tenants of the Project, will not unreasonably interfere with Tenant's use of the Premises nor increase any Tenant costs (other than a de minimis amount) and are enforced by Landlord in a non-discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party. Notwithstanding anything to the contrary contained herein, in the event of any conflict between the rules and regulations, as amended by any subsequent changes or modifications thereto, and the terms and conditions of this Lease, the terms and conditions of this Lease shall control.
14.    Condemnation.
(a)    Total Taking. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a "Taking"), this Lease shall terminate as of the date of the Taking. Landlord shall provide Tenant with notice of any threatened or proposed condemnation or Taking with respect to the Premises, Building or Project or any material portions thereof promptly after Landlord’s receipt of written notice thereof.

(b)    Partial Taking - Tenant's Rights. If any part of the Premises, Building or Project becomes subject to a Taking and such Taking will prevent Tenant (in Tenant’s reasonable, good faith determination made after consultation with Landlord with respect to possible adjusting accommodations) from conducting on a permanent basis its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking or at least 25% of the parking associated with the Project becomes unavailable as a result of such Taking and cannot be replaced within ½ mile of the Building (and with reasonably acceptable shuttle service provided for same), then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 45 days after the Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.
(c)    Partial Taking - Landlord's Rights. If any material portion, but less than all, of the Building or Project becomes subject to a Taking, or if (i) Landlord is required to pay a portion of the proceeds arising from a Taking to a Landlord's Mortgagee in an amount equal to or greater than $1,000,000 and (ii) Landlord timely satisfies any obligations and conditions imposed upon Landlord pursuant to applicable loan documents, if any, that must be satisfied in order for the subject proceeds to be payable to Landlord for restoration, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 45 days after such Taking, provided that Landlord also terminates all other similarly-affected leases, licenses and other occupancy agreements in the Project, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 14(b).
(d)    Temporary Taking. If all or any portion of the Premises becomes subject to a Taking for a limited period of time (i.e., twelve (12) months or less), this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease, provided that Tenant’s obligation to pay Basic Rent and all other payment obligations required hereunder shall be abated on a reasonable basis. Landlord shall be entitled to receive the entire award for any such temporary Taking, except that Tenant shall be entitled to receive the portion of such award which (1) compensates Tenant for its loss of use of the Premises within the Term and (2) reimburses Tenant for the reasonable out-of-pocket costs actually incurred by Tenant to restore the Premises as required by this Section 14(d).
(e)    Restoration. If a partial Taking of the Premises or the Building or Project occurs and this Lease is not terminated, Landlord, at its expense, shall proceed promptly and diligently to repair, alter, and restore base building components of the remaining portions of the Premises, Building or Project to substantially their former condition as the same existed prior to such Taking to the extent the same may be feasible and so as to constitute a complete and tenantable Premises, Building or Project. Tenant shall thereafter restore the improvements within the Premises (including the Work) to substantially their former condition as the same existed prior to such Taking to the extent the same may be feasible and so as to constitute a complete and tenantable Premises.
(f)    Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord's award) against the condemnor for the value of all leasehold improvements paid by Tenant in excess of the Construction Allowance, the value of Tenant’s Property which Tenant is entitled to remove under this Lease, moving costs, loss of business, relocation expenses and other claims it may have.
15.    Fire or Other Casualty.
(a)    Repair Estimate. If the Premises, the Building or the Project are damaged by fire or other casualty (a "Casualty"), Landlord shall, within 60 days after such Casualty, deliver to Tenant a good faith estimate (the "Damage Notice") of the time needed to repair the damage caused by such Casualty.

(b)    Tenant's Rights. If a material portion of the Premises, Building or Project is damaged by Casualty such that Tenant is prevented (in Tenant's reasonable, good faith determination made after consultation with Landlord with respect to possible adjusting accommodations) from conducting its business in the Premises or parking at the Project (if Landlord is unable to provide replacement parking within ½ mile of the Building with reasonably acceptable shuttle service provided for same), in either case in a manner reasonably comparable to that conducted immediately before such Casualty and (a) Landlord estimates (in its Damage Notice) that the damage caused thereby cannot be repaired within 210 days from the date of the Casualty, in the case of a partial Building casualty (such limit shall be 270 days in the case of a total casualty [meaning that no significant portion of the above-ground improvements are salvageable]) (the "Repair Period") or (b) the Casualty occurs with the last two (2) years of the Lease Term, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 45 days after the Damage Notice has been delivered to Tenant.
(c)    Landlord's Rights. If a Casualty damages the Premises or a material portion of the Building or Project and (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period, (2) the damage to the Premises exceeds 50% of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two years of the Term (unless Tenant elects to renew the Lease term), (3) regardless of the extent of damage to the Premises, if a portion in excess of $1,000,000 of the damage is not fully covered by Landlord's insurance policies (provided that Landlord has maintained the insurance required of it by this Lease), or (4) if (i) Landlord is required to pay a portion of the insurance proceeds arising from a Casualty to a Landlord's Mortgagee in an amount equal to or greater than $1,000,000 and (ii) Landlord timely satisfies any obligations and conditions imposed upon Landlord pursuant to applicable loan documents, if any, that must be satisfied in order for the subject proceeds to be payable to Landlord for restoration, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant provided that Landlord also terminates all other leases, licenses and other similarly-affected occupancy agreements in the Project.
(d)    Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, promptly after such Casualty, begin to repair the Premises, Building and Project and shall proceed with reasonable diligence to restore the Premises, Building and Project to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant's sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building. If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all alterations, improvements and betterments in the Premises, up to the amount of the Construction Allowance. If Landlord does not complete the restoration of the Premises within 60 days after the time period estimated by Landlord to repair the damage caused by such Casualty as specified in the Damage Notice, as the same may be extended by (i) no more than 30 total days due to force majeure or (ii) delays caused by a Tenant Party, Tenant may terminate this Lease by delivering written notice to Landlord and Landlord’s Mortgagee at any time following the expiration of such 60-day period (as the same may be extended as set forth above) and prior to the date upon which Landlord substantially completes such restoration. Such termination shall be effective as of the date specified in Tenant’s termination notice (but not earlier than 30 days nor later than 90 days after the date of such notice) as if such date were the date fixed for the expiration of the Term. If Tenant fails to timely give such termination notice, Tenant shall be deemed to have waived its right to terminate this Lease, time being of the essence with respect thereto. Notwithstanding the foregoing, if upon the receipt of Tenant’s written election to terminate this Lease as provided in this Section 15(d), Landlord reasonably believes it can complete the restoration of the Premises within 30 days following the receipt of such notice, Landlord may, in its sole discretion, elect to proceed with such restoration and, provided Landlord completes such restoration within such 30-day period, Tenant’s election to terminate shall be null and void.

(e)    Abatement of Rent. If the Premises are damaged by Casualty, Rent for the portion of the Premises in which Tenant is prevented from conducting its business in a manner reasonably comparable to that conducted immediately before such Casualty shall be abated on a reasonable basis from the date of damage until the completion of Landlord's repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless the gross negligence or the willful misconduct of Tenant was the sole cause of such damage, in which case, Tenant shall continue to pay Rent without abatement.
16.    Personal Property Taxes. Tenant shall be liable for all personal property taxes levied or assessed on Tenant’s Property (and no such taxes payable by Tenant or other occupants of the Project shall be included in Taxes). If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of Tenant’s Property and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, on the next date for payment of Basic Rent occurring at least 30 days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with Law and if the non-payment thereof does not pose a threat of loss or seizure of the Project or interest of Landlord therein or impose any fee or penalty against Landlord. Notwithstanding anything to the contrary, Tenant shall not be obligated to reimburse Landlord any amounts under this Section 16 unless the taxing authority separately itemizes the tax in question.
17.    Events of Default. Each of the following occurrences shall be an "Event of Default":
(a)    Payment Default. Tenant's failure to pay Rent within five days after Landlord has delivered written notice to Tenant that the same is due; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Tenant fails to pay Rent when due and, during the 12-month interval preceding such failure, Landlord has given Tenant written notice of failure to pay Rent on two (2) or more occasions;
(b)    Intentionally Deleted;
(c)    Estoppel. Tenant fails to provide any estoppel certificate when due after Landlord's written request therefor pursuant to Section 25(e) and such failure shall continue for five Business Days after Landlord's second written notice thereof to Tenant;
(d)    Insurance. Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as and when required under Section 11(a), and such failure remains uncured on the date that is five days after Landlord’s written notice to Tenant of such failure;
(e)    Mechanic's Liens. Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic's lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(d) and such failure shall continue for three Business Days after Landlord’s second written notice thereof to Tenant;
(f)    Other Defaults. Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than 30 days after Landlord has delivered to Tenant written notice thereof; ; however, if such failure is not reasonably susceptible to cure within such 30-day period (thus excluding, for example, Tenant’s obligation to provide Landlord evidence of Tenant’s insurance coverage) and Tenant commences to cure such failure within such 30-day period and thereafter diligently pursues such cure to completion, then such failure shall not be an Event of Default unless it is not fully cured within an additional 60 days after the expiration of the 30-day period;

(g)    Insolvency. The filing of a petition by or against Tenant (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; (4) for the reorganization or modification of Tenant's capital structure; or (5) in any assignment for the benefit of creditors proceeding; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof; and
(h)    Failure to Pursue Commencement of Occupancy. The failure of Tenant to respond to a request for approval of plans or bids for Work (if any) pursuant to Exhibit D attached hereto and such failure continues for ten Business Days following a second request therefor from Landlord.
With respect to notices of failures for which Tenant has notice and cure rights under this Section 17, such notices shall be effective only if the notice includes the following notice (or a substantially similar notice): “THIS IS A NOTICE PURSUANT TO SECTION 17 OF TENANT’S LEASE RELATING TO ITS PREMISES AT 3200 OLYMPUS BLVD. DALLAS, TEXAS 75019. FAILURE TO CURE THE DEFAULT OR FAILURE DESCRIBED HEREIN WITHIN THE APPLICABLE CURATIVE PERIOD WILL RESULT IN AN EVENT OF DEFAULT UNDER TENANT’S LEASE.”
18.    Remedies. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity (including, without limitation, the rights to enforce specific performance or seek injunctive relief), take any one or more of the following actions:
(a)    Termination of Lease. Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of (1) the unamortized Leasing Costs, amortized straight-line over the initial Term of this Lease, with such amortization to cease upon the date of termination (less any amounts recovered by Landlord pursuant to Section 18(b)(1)), (2) all Rent accrued hereunder through the date of termination, (3) all amounts due under Section 19(a), and (4) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the "Prime Rate" as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of "Money Rates", minus (B) the then present fair rental value of the Premises for such period, as reasonably determined by a third party real estate professional unaffiliated with Landlord or Tenant, similarly discounted;
(b)    Termination of Possession. Terminate Tenant's right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) the unamortized Leasing Costs, amortized straight-line over the initial Term of this Lease, with such amortization to cease upon the date of termination, (2) all Rent and other amounts accrued hereunder to the date of termination of possession, (3) all amounts due from time to time under Section 19(a) and (4) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, as and when such amounts become due and payable, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all actual, out-of-pocket costs incurred by Landlord in reletting the Premises. If Landlord elects to proceed under this Section 18(b), Landlord may remove all of Tenant's property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby. To the extent required by law, Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building or Complex and Landlord shall not be obligated to accept any prospective tenant proposed by Tenant unless such proposed tenant meets all of Landlord's leasing criteria. If Landlord has used such reasonable efforts to relet, Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 18(b). If Landlord elects to proceed under this Section 18(b), it may at any time elect to terminate this Lease under Section 18(a);
(c)    Perform Acts on Behalf of Tenant. Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary), without being liable for any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any actual, out-of-pocket expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease (including, but not limited to, collection costs and legal expenses), plus interest thereon at the Default Rate;
(d)    Suspension of Services. During the pendency of any monetary Event of Default that continues for more than 30 days following delivery of a notice to Tenant that includes the following warning in bold, all caps type: "WARNING: FAILURE TO CURE THE CITED EVENT OF DEFAULT WITHIN 30 DAYS FOLLOWING THIS NOTICE MAY RESULT IN SUSPENSION OF SERVICES TO THE PREMISES," Landlord may suspend any services required to be provided by Landlord hereunder without being liable for any claim for damages therefor; or
(e)    Alteration of Locks. During the pendency of any monetary Event of Default that continues for more than 30 days following delivery of a notice to Tenant that includes the following warning in bold, all caps type: "WARNING: FAILURE TO CURE THE CITED EVENT OF DEFAULT WITHIN 30 DAYS FOLLOWING THIS NOTICE MAY RESULT IN ALTERATION OF LOCKS AT THE PREMISES," to the extent permitted by Law, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.
19.    Payment by Tenant; Non-Waiver; Cumulative Remedies.
(a)    Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, or otherwise putting the Premises into the condition required under Section 21 below, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting) prorated by the remainder of the original initial term of the Lease to the original initial term of the Lease, (5) performing Tenant's obligations which Tenant failed to perform that accrued prior to the termination, and (6) enforcing Landlord’ rights, remedies, and recourses arising out of the default. To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties' rights and obligations under this Lease.
(b)    No Waiver. Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord or Tenant of any violation or breach of any of the terms contained herein shall waive its rights regarding any future violation of such term. Landlord's acceptance of any partial payment of Rent shall not waive Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord's acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

(c)    Cumulative Remedies. Any and all remedies set forth in this Lease: (1) shall be cumulative, and (2) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.
20.    Waiver of Landlord’s Lien. Landlord waives all contractual, statutory and constitutional liens held by Landlord on Tenant’s unattached personal property, goods, equipment, inventory, furnishings, chattels, accounts and assets (“Tenant’s Property”) to secure the obligations of Tenant under this Lease until such time as Landlord may obtain an enforceable judgment against Tenant from a court with jurisdiction of Tenant or Tenant’s Property, at which time Landlord shall have such lien rights at law and in equity, if any (but not by creation pursuant to the terms of this Lease) to enforce and collect such judgment and Tenant’s obligations under this Lease. At Tenant's request, Landlord will promptly negotiate and execute commercially reasonable documents to evidence such waiver (including a confirmatory agreement requested by any lender of Tenant, subject to negotiation between Landlord and such lender), and granting to any parties having a security interest in Tenant's Property reasonable access to the Premises for purposes of identifying, marshalling and removing Tenant's Property.
21.    Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in reasonably good repair and condition, free of Hazardous Materials placed on the Premises during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty, as to which Sections 14 and 15 shall control) excepted and except for repairs and maintenance that are not Tenant’s obligations under the Lease, and shall deliver to Landlord all keys to the Premises. Tenant may remove all Tenant’s Property placed in the Premises or elsewhere in the Project by Tenant. Notwithstanding the foregoing, Tenant must remove (a) all intensive cabling and wiring (i.e., other than typical in-wall office wiring) within and from the Premises installed by or for Tenant (whether as part of the Work or otherwise), and (b) any supplemental HVAC units installed by or for Tenant, along with the associated wiring and plumbing, and restore any penetrations to the building to its original condition using vendors required by Landlord to maintain warranties. If Tenant fails to remove any property that it is required to remove pursuant to this Section 21 and such failure remains uncured on the date that is 20 days after Tenant’s receipt of written notice thereof from Landlord, including any of the property described above, Landlord may, at Landlord’s option, (1) deem such items to have been abandoned by Tenant, the title thereof shall immediately pass to Landlord at no cost to Landlord, and such items may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items; any such disposition shall not be considered a strict foreclosure or other exercise of Landlord’s rights in respect of the security interest granted hereunder or otherwise, (2) remove such items, perform any work required to be performed by Tenant hereunder, and repair all damage caused by such work, and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant’s obligations hereunder (including collection costs and attorneys’ fees), plus interest thereon at the Default Rate, or (3) elect any of the actions described in clauses (1) and (2) above as Landlord may elect in its sole discretion. Tenant shall not be required to remove any alterations, installations or improvements which do not exceed or differ in any material respect from customary, standard type of installations or improvements for general, executive and administrative offices in the Project; however, Tenant may be required by Landlord to remove any specialty alterations, additions or improvements (which may include laboratories, server rooms, data centers, cafeterias, kitchens, serveries and other areas where food is prepared or served, computer rooms, specialty ceilings and lights, and any items that would have above-average demolition and/or restoration costs), in each case, if and limited to such items that Landlord shall specifically identify in writing to Tenant as “Specialty Alterations” ("Specialty Alterations") contemporaneously with Landlord’s notice of approval to Tenant (or, if such alteration does not require Landlord’s consent, then within ten days after receipt of notice from Tenant of Tenant’s intent to complete such alteration) with respect to the Specialty Alterations in question, whether Landlord will require

Tenant to remove such Specialty Alterations prior to the expiration of the Term. Further, and notwithstanding anything in this Lease to the contrary, in all cases Tenant (at Landlord’s option) shall be required to remove, and to restore the Premises or Project, as applicable, to their previous condition, any alterations that are (1) identified as such by Landlord pursuant to the preceding sentence, (2) any internal stairwell other than the stairwell for the Building, or (3) except to the extent Landlord has expressly stated otherwise in writing, all of Tenant’s Off-Premises Equipment, including any supplemental HVAC equipment located outside of the Premises, Rooftop Equipment, etc. (all such items in this sentence being "Mandatory Removal Items"). The provisions of this Section 21 shall survive the end of the Term with respect to any Mandatory Removal Items not removed by Tenant and identified in a notice from Landlord to Tenant within 180 days of Tenant’s surrender of Premises; provided that, in all events, Tenant shall be required to remove any internal stairwells installed by Tenant in the Premises within 60 days of Tenant’s surrender of the Premises. Notwithstanding the foregoing, if at any time Landlord shall provide written notice to Tenant that Landlord desires for or shall allow Tenant to forego removing any specific Mandatory Removal Item(s), Landlord shall not be entitled to subsequently require removal of such specific Mandatory Removal Item at any time thereafter, regardless of any applicable survival period.
22.    Holding Over.
(a)    Subject to (b), below, if Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled under this Lease for such holding over, (a) Tenant shall pay, in addition to the Additional Rent, Basic Rent equal to 150% of the Basic Rent payable during the last month of the Term, and (b) Tenant shall otherwise continue to be subject to all of Tenant's obligations under this Lease. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law as such relates to holdover. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease and such failure continues for at least 60 days following Landlord’s written notification to Tenant that a new lease with a new tenant has been executed for all or part of the Premises (which notice may be delivered prior to the expiration of the Term), then in addition to any other liabilities to Landlord accruing therefrom, Tenant shall defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.
(b)    Notwithstanding Section 22(a) above, provided (a) there is no continuing Event of Default either at the time of election or at the expiration of the Term, (b) Tenant has provided nine months' prior written notice to Landlord (which notice shall specify the length of the Authorized Holdover Period [defined below], not to exceed 90 days) and (c) Tenant's occupancy during such Authorized Holdover Period shall be subject to all terms and conditions of this Lease, Tenant shall have the option to extend the Term for a period of up to 90 days as specified in the written notice to be delivered to Landlord hereunder (the "Authorized Holdover Period"). If Tenant elects to extend the Term for the Authorized Holdover Period, Tenant shall pay monthly Basic Rent for the Authorized Holdover Period in an amount equal to 125% of the Basic Rent payable during the last month of the Term (Additional Rent shall continue in the same manner as provided in this Lease). If Tenant fails to surrender the Premises to Landlord on or before the expiration of the Authorized Holdover Period, in accordance with this Lease, the provisions of Section 22(b) shall apply to any such holding over by Tenant with respect to the Premises and Tenant shall not be released from its obligations, covenants and agreements under the Lease related to the Premises during such holdover period.
23.    Certain Rights Reserved by Landlord. Provided that the exercise of such rights does not unreasonably interfere with Tenant's occupancy of the Premises and appurtenant rights granted by the Lease, and subject to the provisions of this Section 23, Landlord shall have the following rights:

(a)    Building Operations. To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project (other than the Premises), or any part thereof; to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities for maintenance, repair, and construction purposes; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;
(b)    Security. To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building in the event of an emergency; and closing the Building after Normal Business Hours and on Sundays and Building Holidays, subject, however, to Tenant's right to enter when the Building is closed after Normal Business Hours under such reasonable regulations as Landlord may prescribe from time to time;
(c)    Prospective Purchasers and Lenders. To enter the Premises at all reasonable hours to show the Premises to prospective purchasers or lenders, provided the party making such entry is accompanied by a representative of either Tenant or a representative of a Tenant-approved property manager; and
(d)    Prospective Tenants. At any time during the last 12 months of the Term, unless Tenant has sent the required notice exercising any renewal option or has otherwise agreed with Landlord to extend the Term, or at any time during the continuance of an Event of Default, to enter the Premises at all reasonable hours to show the Premises to prospective tenants.
(e)    General Conditions. Landlord’s rights under this Section 23 are conditioned upon the following:
(1)    Landlord undertakes commercially reasonable efforts to minimize the extent and duration of any interference with Tenant’s use and occupancy of the Premises for Tenant’s normal business operations and Tenant’s use of the Project common areas;
(2)    if the Premises or any material portion thereof shall be inaccessible to Tenant or if the maintenance and alterations to be performed by Landlord materially and adversely affect Tenant’s ability to use the Premises for the Permitted Use for more than two consecutive Business Days or for more than five Business Days in the aggregate within any 12-month period, then Tenant shall be entitled to a proportionate abatement of Rent;
(3)    Landlord does not (i) change the arrangement or location of the elevators serving the Premises, (ii) change the location, configuration or size of the Premises, (iii) make any change which shall materially interfere with access to or Tenant’s use of the Premises or parking areas, (iv) install motion LED lighting on the Building’s façade that is active during business hours, or (v) adversely change the character of the Project such that it no longer complies with the Community-Wide Standard (as such term is defined in that certain Declaration of Covenants, Conditions and Restrictions for Cypress Waters, dated November 30 2017, and recorded as instrument no. 201700335779 in the Real Property Records of Dallas County, Texas, on November 30, 2017 (as amended, the “Declaration”). Further, except in the event of an Emergency (defined below), if Landlord desires or is required to do any work (for maintenance or repairs or otherwise) that would require an interruption of power or any other utility to the Premises during Normal Business Hours or unreasonable or material interference with Tenant’s operations or access during Normal Business Hours, then Landlord shall give Tenant not less than five Business Days’ advance written notice of such planned work (provided that if the work required is in the nature of an Emergency, then Landlord shall provide as much prior notice to Tenant as is reasonably possible).
(4)    Except in the event of an Emergency: (i) Tenant or an Approved Access Person shall accompany any person who is not an Approved Access Person during entry by such person into the Premises, and (ii) in no event (other than in the event of an Emergency) shall any person who is not an Approved Access Person be permitted to enter into an area within the Premises that Tenant has designated as a secure area (each a “Secure Area”), regardless of whether or not such person is accompanied by Tenant or an Approved Access Person. Entry to the Premises (including Secure Areas) by Approved Access Persons shall be permitted at any reasonable time, provided Tenant has notice of such access. For purposes hereof, an “Approved Access Person” shall be a person who has submitted to and cleared (as evidenced by written confirmation issued by Tenant to Landlord) Tenant’s standard background check and screening procedure. Tenant shall not unreasonably withhold its approval of any person as an Approved Access Person so long as such person is not a Disqualified Person. For purposes hereof, a “Disqualified Person” is any individual who: (i) within the last ten (10) years has been convicted of, or pled guilty or no contest to, any felony, or any misdemeanor that involves any of the following: the purchase or sale of any security, the taking of a false oath, the making of a false report, bribery, perjury, burglary, larceny, theft, robbery, extortion, forgery, counterfeiting, fraudulent concealment, embezzlement, fraudulent conversion, or misappropriation of funds or securities, or a conspiracy to commit any of these offenses, or substantially equivalent activity in a domestic, military or foreign court; and/or (ii) within the last ten (10) years has served or completed sentencing or other state- or court-imposed obligations for any of the above-referenced offenses.  Landlord agrees that it shall not knowingly permit any Disqualified Person employed or retained by Landlord or its agents, employees, contractors or subcontractors to enter the Premises, regardless of whether or not an Emergency exists.
(5)    For purposes of this Lease, an “Emergency” shall mean an immediate threat to life or personal safety of persons, or an immediate threat of a material nature to property or the physical condition of the Project or any component thereof.
24.    Intentionally Deleted.
25.    Miscellaneous.
(a)    Landlord Transfer. Landlord may transfer any portion of the Project and any of its rights under this Lease, provided that (i) the transferee assumes all liability and obligations of Landlord under this Lease with written confirmation of same provided to Tenant, and (ii) in the event that less than all of Landlord’s interest in the Project is transferred to the transferee, then the transferee and original Landlord parties shall be jointly and severally liable for the obligations of the Landlord under this Lease. If Landlord assigns its rights under this Lease to a transferee that acquires all ownership rights in the Project, then Landlord shall thereby be released from any obligations hereunder arising after the date of transfer, provided that (a) the assignee assumes in writing Landlord's obligations hereunder arising from and after the transfer date and (b) if the transferee is not an Affiliate of Landlord, Landlord deposits the portion of the Construction Allowance and any unpaid brokerage commissions then due (for the initial Term Lease only) with respect to this Lease that are unpaid as of the date of the Transfer into an escrow account with a third party escrow company to be disbursed when due in accordance with this Lease and any applicable commission agreements.
(b)    Landlord's Liability. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building or

Project shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building and all rents derived therefrom, net proceeds derived from the sale thereof and any insurance proceeds and condemnation awards that were not applied to the restoration of the Project, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency. The provisions of this Section shall survive any expiration or termination of this Lease. Additionally, Tenant hereby waives its statutory lien under Section 91.004 of the Texas Property Code. Nothing contained in the foregoing provisions of this Section 25(b) shall limit any express right the Tenant may otherwise have to any right of abatement, offset, recoupment or credit to which Tenant is entitled pursuant to the express terms of this Lease.
(c)    Force Majeure. Other than for either party’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time during the existence of such circumstance, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorist acts or activities, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party provided that the party claiming force majeure cannot claim to incur such force majeure delays with respect to any delay that occurs or is attributed to a period earlier than three business days prior to the date that the party claiming such delay notifies the other in writing of same and provided further that such force majeure event shall have been ongoing on the date three business days preceding the date of such notice (e.g., if a force majeure event occurs on day 1 and continues through day 7, but the party claiming force majeure fails to notify the other party until day 7, the force majeure event shall be 4 days [days 4, 5, 6 and 7]). For clarity, (1) if a party is delayed by weather, this Section 25(c) shall only apply to inclement weather (i.e., weather that is other than what is normal for Dallas, Texas during the relevant season), and (2) the party claiming force majeure protections under this Section 25(c) shall in all cases be obligated to diligently pursue the mitigation of any damage or delay caused by such force majeure event. Notwithstanding the foregoing, nothing in this Section will extend or otherwise affect the time periods for Landlord’s obligation to advance the Construction Allowance in accordance with Exhibit D or pay commissions pursuant to Section 25(d) below. Further, nothing in this Section will extend or otherwise affect any time periods where this Lease expressly states that such time periods are not subject to force majeure.
(d)    Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than Cushman & Wakefield U.S., Inc. and Billingsley Property Services II, Inc., whose commissions shall be paid by Landlord pursuant to separate written agreements. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, liens and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.
(e)    Estoppel Certificates. From time to time, (but no more than once in any calendar year unless some event has occurred that necessitates Landlord’s request of such estoppel certificate, such as a possible sale or financing of the Project), Tenant shall furnish to any party designated by Landlord, within 15 days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. The initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit E, but shall be subject to commercially reasonable additional items or modifications if requested by Landlord's Mortgagee or a prospective purchaser of the Building, in each case limited to the extent such modifications or amendments are reasonably acceptable to Tenant. From time to time, Landlord shall furnish to any party designated by Tenant, within 15 Business Days after Tenant has made a request therefor, a certificate signed by Landlord certifying whether or not there are any monetary defaults by Tenant then existing under this Lease.

(f)    Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered to the intended addressee, or (3) sent by a nationally recognized overnight courier service. All notices shall be effective upon delivery to the address of the addressee (even if such addressee refuses delivery thereof). The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.
(g)    Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.
(h)    Amendments; Binding Effect; No Electronic Records. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. Landlord and Tenant hereby agree not to conduct the transactions or communications contemplated by this Lease by electronic means; nor shall the use of the phrase "in writing" or the word "written" be construed to include electronic communications. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and no third party shall be deemed a third party beneficiary hereof (provided that a Landlord’s Mortgagee shall be a direct beneficiary of any SNDA that is signed by such Landlord’s Mortgagee and Tenant pursuant to the terms of this Lease).
(i)    Quiet Enjoyment. Provided no Event of Default exists and continues beyond applicable notice and cure periods, Tenant shall peaceably and quietly hold and enjoy, and Landlord shall at all times provide, defend and protect for the benefit of Tenant, the Premises for the Term, including any renewals or extensions thereof, without hindrance, interruption or interference from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.
(j)    No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.
(k)    No Offer. The submission of this Lease to either party shall not be construed as an offer, and either party shall not have any rights under this Lease unless both parties execute a copy of this Lease and delivers it to the other party, with no release restrictions as to such signatures.
(l)    Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.
(m)    Waiver of Jury Trial; Counterclaims. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS

LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. IT IS FURTHER MUTUALLY AGREED THAT IN THE EVENT LANDLORD COMMENCES ANY PROCEEDING OR ACTION FOR POSSESSION, INCLUDING A SUMMARY PROCEEDING FOR POSSESSION OF THE PREMISES, TENANT WILL NOT INTERPOSE ANY COUNTERCLAIM OF WHATEVER NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING, EXCEPT FOR STATUTORY MANDATORY COUNTERCLAIMS; OR MATTERS THAT ARE A GOOD FAITH DEFENSE THERETO.
(n)    Governing Law. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.
(o)    Recording. Neither party shall record this Lease without the prior written consent of the other party, which consent may be withheld or denied in the sole and absolute discretion of such party. Notwithstanding the foregoing, at the request of either Landlord or Tenant, Landlord and Tenant shall execute a memorandum of lease in the form attached hereto as Exhibit L. In the event that the Commencement Date is extended day for day for any Landlord Delay, Landlord and Tenant agree to execute an amended memorandum of Lease that corrects the Commencement Date to the extended day. The cost of recording such memorandum of lease shall be paid by the party making the request. If any conflict exists or arises between the terms of this Lease and the terms of such memorandum, the terms of this Lease shall prevail. Nothing herein shall prevent the recording of any SNDA executed pursuant to this Lease.
(p)    Water or Mold Notification. To the extent that employees at or above a supervisory or management level for Tenant or any Tenant Party discover any water leakage, water damage or mold in or about the Premises or Project, Tenant shall use good faith efforts to promptly notify Landlord thereof in writing. If any visible mold is observed in the Premises during the Term (and such visible mold was not caused by a Tenant Party or its equipment within the Premises, the Work, any alterations or improvements to the Premises made by or on behalf of Tenant, or failure by Tenant to perform any maintenance or repair obligations under the Lease), Landlord shall remediate such mold and make any repairs and restoration to the Premises necessitated by such mold removal in accordance with applicable Laws, which costs may be included in Operating Costs to the extent permitted by Section 4.
(q)    Joint and Several Liability. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease. All unperformed obligations of either party hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and other amounts and all obligations concerning the condition and repair of the Premises.
(r)    Financial Reports. Within ten Business Days after Landlord's request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant's internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant's most recent annual and quarterly reports. Tenant will discuss its financial statements with Landlord and, following the occurrence of an Event of Default hereunder. Landlord will not disclose any aspect of Tenant's financial statements that Tenant designates to Landlord as confidential except (1) to Landlord's Mortgagee or prospective mortgagees or purchasers of the Building, (2) in litigation between Landlord and Tenant, and/or (3) if required by court order. If requested by Tenant, Landlord will execute a commercially reasonable non-disclosure agreement prior to delivering any financial information to Landlord. Tenant shall not be required to deliver the financial statements required under this Section 25(r) more than once in any 12-month period unless requested by Landlord's Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.

(s)    Landlord's Fees. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord's reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys', engineers' or architects' fees, within 30 days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.
(t)    Telecommunications. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems ("Telecommunications Services"), for part or all of Tenant's telecommunications within the Building and from the Building to any other location without Landlord's prior written consent, which shall not be unreasonably withheld, delayed or conditioned; provided that such review and approval rights shall not apply with respect to minor repairs and replacements within the Premises. Additionally, Landlord's prior consent must be obtained prior to any digging into the surface of the Project for installation of Telecommunications Services, and all such buried wiring or equipment shall (i) be considered part of Tenant's Off-Premises Equipment, and (ii) removed by Tenant upon the expiration or earlier termination of this Lease (with all landscaping restored to its prior condition). All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord's policies and practices for the Building. Landlord shall allocate to Tenant and its providers of Telecommunications Services Tenant’s Proportionate Share of space (in risers, conduits and similar infrastructure) for Tenant’s Telecommunication Services, shall cooperate with Tenant’s selected telecommunications carriers. Except for Landlord’s actual, out-of-pocket costs, Landlord shall not charge any fee to Tenant or any service provider to Tenant for access to and use of the space allocated by this Lease to Tenant within the Project for installation of equipment related to Telecommunications Services (whether inside or outside the Building), and the terms of any access agreement required by Landlord for such service providers shall be reasonable so as to promote efficient and cost-effective service to Tenant. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto but shall reasonably cooperate with Tenant in obtaining Telecommunication Services to the Premises. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services. Landlord shall not, and shall not permit any other Landlord Party to, interfere with Tenant’s telecommunications system or any of the components or wiring relating thereto, and Tenant shall not interfere with any other Project tenant’s existing telecommunications system or any of the components or wiring relating thereto installed prior to the date on which Tenant installs its equipment. Notwithstanding anything to the contrary in this subsection, Tenant shall coordinate with Landlord's riser manager all work that affects or involves the Building's risers, conduits, or similar infrastructure; Landlord's actual, out-of-pocket costs incurred for the services of such riser manager shall be reimbursed by Tenant.
(u)    Intentionally Deleted.
(v)    Authority. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so. Landlord hereby represents and warrants to Tenant that Landlord is, and will remain during the Lease Term, a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

(w)    Security Service; Tenant’s Security System.
(1)    If Tenant installs an electronic card key system within the Premises, then (i) such system shall be installed at Tenant’s sole expense, (ii) Tenant shall furnish Landlord with a copy of all key codes or access cards thereto, (iii) Tenant shall ensure that Landlord shall have access to the Premises at all times, (iv) Tenant shall ensure that such system shall comply with all Laws, including all fire safety laws, and (v) in no event shall Landlord be liable for, and Tenant shall defend, indemnify, and hold harmless any Landlord Party from any claims, demands, liabilities, causes of action, suits, judgments, damages and expenses arising from, such system or the malfunctioning thereof in accordance with Tenant’s indemnity contained in Section 11(d) hereof. Sections 8 and 21 of this Lease shall govern the installation, maintenance and Landlord’s removal rights with respect to such security system.
(2)     Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises by a person that is not a Landlord Party or any other breach of security by a person that is not a Landlord Party with respect to the Premises, except to the extent arising in connection with the intentional misconduct of a Landlord Party.
(x)    Hazardous Materials. Landlord represents and warrants to Tenant that Landlord neither knows of any Hazardous Materials located in or about the Project, nor the occurrence of any Release in, at, to, from or about the Project, nor has it received any notice of any proceeding of any governmental action regarding Hazardous Materials. Tenant shall not be responsible for any pre-existing Hazardous Materials or for Hazardous Materials existing due to the action or inaction of any third Person (other than the other Tenant Parties), and Landlord shall be responsible for causing the removal of all Hazardous Materials not brought on to the Premises by Tenant (or any of the other Tenant Parties) and shall remove (or cause the removal of) the same in accordance with applicable Environmental Legal Requirements at Landlord's sole cost and expense. Landlord agrees to provide Tenant with a copy of the latest Phase I report covering the Land and Project. The term “Release” means the depositing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, migrating, dispersing, leaching, dumping or disposing. The term "Hazardous Materials" means any substance, material, or waste which is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises or in the Project. Tenant shall not use, generate, store, or dispose of, or permit the use, generation, storage or disposal of Hazardous Materials on or about the Premises or the Project except in a manner and quantity necessary for the ordinary performance of Tenant's business, and then in compliance with all Laws. If Tenant breaches its obligations under this Section 25(x), Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from Tenant's use, generation, storage or disposal of Hazardous Materials. Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys' fees and cost of cleanup and remediation) arising from Tenant's failure to comply with the provisions of this Section 25(x). These indemnity provisions shall survive termination or expiration of this Lease. If at any time following the Commencement Date, (a) any material portion or the entire Premises is unavailable for Tenant's use due to the presence of Hazardous Materials in the Premises or otherwise in the Building (a "HazMat Premises Shutdown"), (b) the presence of such Hazardous Materials was not caused by a Tenant Party, and (c) the HazMat Premises Shutdown continues for more than five business days, then Tenant shall be entitled to abated Rent proportionate to any area of the Premises impacted (as reasonably determined by Tenant) by such presence of Hazardous Materials for the duration of the HazMat Premises Shutdown (i.e., from the first day of the HazMat Premises Shutdown until Tenant is again able to access and utilize the Premises).

(y)    List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.
Exhibit A - Outline of Premises
Exhibit B - Description of the Land
Exhibit C - Building Rules and Regulations
Exhibit D - Tenant Finish-Work
Exhibit E - Form of Tenant Estoppel Certificate
Exhibit F - Parking
Exhibit G - Renewal Option
Exhibit H - Right of First Refusal
Exhibit I - Expansion Option
Exhibit J - Signage Criteria
Exhibit K – Janitorial Specifications
Exhibit L – Form of Memorandum of Lease
Exhibit M – HVAC Specifications
Exhibit X - Additional Provisions
(z)    Determination of Charges. Landlord and Tenant agree that each provision of this Lease for determining charges and amounts payable by Tenant (including provisions regarding Additional Rent and Tenant's Proportionate Share of Electrical Costs) is commercially reasonable and, as to each such charge or amount, constitutes a statement of the amount of the charge or a method by which the charge is to be computed for purposes of Section 93.012 of the Texas Property Code.
(aa)    Prohibited Persons and Transactions. Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at all times during the Term (including any extension thereof) remain in compliance with the regulations of the OFAC of the Department of the Treasury (including those named on OFAC's Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action relating thereto.
26.    Other Provisions.
(a)    Waiver of Consumer Rights. Tenant hereby waives its rights under the Deceptive Trade Practices-Consumer Protection Act, Section 17.41 et seq., Business & Commerce Code, a law that gives consumers special rights and protections. After consultation with an attorney of Tenant's own selection, Tenant voluntarily consents to this waiver.
(b)    Advertising. Landlord shall not use the mark or other promotional materials of Tenant without the prior written approval of Tenant, which approval may be withheld in the sole discretion of Tenant. Nothing herein shall prohibit Landlord from taking, publishing, using or otherwise disseminating photographs or renderings of the Project, Building or Premises in which Tenant’s name or signage may be visible, provided the purpose of such photographs or renderings is not primarily intended to disclose Tenant’s name or signage. Nothing in this subsection shall prohibit Landlord from including Tenant’s name and details regarding this Lease to third parties in connection with leasing, sale or financing activities.
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LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.
Upon the signature of both Landlord and Tenant, this Lease shall be deemed effective on the Lease Date.

LANDLORD:	BDDC, INC., a Texas corporation By: /s/ Kenneth D. Mabry Name: Kenneth D. Mabry Title: Sr. Vice President
TENANT:	BLUCORA, INC., a Delaware corporation By: /s/ Davinder Athwal Name: Davinder Athwal Title: Chief Financial Officer